UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Assurant, Inc.

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April 12, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”). The meeting will be held on May 17, 2007 at 9:30 a.m. in the Chelsea Room at the Millenium Hilton located at 55 Church Street, New York, NY 10007. The formal notice and proxy statement for this meeting are attached to this letter.

We hope you attend the Annual Meeting. Even if you currently plan to attend the meeting, however, it is important that you sign, date and return your enclosed proxy card or vote by telephone or Internet, in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you desire by withdrawing your proxy, but returning your proxy card or voting by telephone or Internet now will assure that your vote is counted if your plans change and you become unable to attend.

Your vote is important, regardless of the number of shares you own. Please promptly submit your vote by telephone, Internet or mail. We urge you to indicate your approval by voting FOR each of the matters indicated in the notice and described in the proxy statement.

On behalf of the Board of Directors, we thank you for your assistance.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2007

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”) will be held in the Chelsea Room at the Millenium Hilton, 55 Church Street, New York, NY 10007 on May 17, 2007 at 9:30 a.m., local time, for the following purposes:

1. To elect four persons to our Board of Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.

The Board of Directors has fixed March 30, 2007 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 commencing at least ten days before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your vote by telephone or Internet, in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors

Katherine Greenzang

Senior Vice President,

General Counsel and Secretary

April 12, 2007

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL, AS DESCRIBED ON THE ENCLOSED PROXY CARD.

i

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, NY 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2007

This proxy statement is furnished to stockholders of Assurant, Inc. (which we sometimes refer to in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant of proxies to be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the Chelsea Room of the Millenium Hilton, 55 Church Street, New York, NY 10007 on May 17, 2007, at 9:30 a.m. or at any adjournment or postponement thereof. We expect to mail the proxy solicitation materials for the Annual Meeting on or about April 12, 2007.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained Mellon Investor Services LLC to assist in the solicitation of proxies for an estimated fee of $3,750 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

A stockholder may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by telephone or Internet, unless revoked, will be voted in accordance with the instructions given thereon. If no instructions are given, the shares will be voted in favor of Proposals One and Two described in this proxy statement.

Only stockholders of record at the close of business on March 30, 2007, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. As of the close of business on that date, 121,658,211 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them. In addition, on the record date, we had 22,160 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), outstanding and entitled to vote on all matters to be voted upon at the Annual Meeting. All shares of Preferred Stock are held of record by Robert S. DeLue and Rita DeLue, as trustees of The Robert S. and Rita DeLue 1995 Revocable Family Trust. The holders of Preferred Stock are entitled to one vote per share of Preferred Stock held by them and vote with the holders of Common Stock as a single class, and not as a separate class.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. The approval of Proposal Two requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are not considered “votes cast,” so they will be disregarded when calculating the votes cast for and against Proposal One, and therefore, will have no legal effect with respect to the vote on Proposal One. For purposes of determining approval of Proposal Two, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” Proposal Two.

A broker non-vote will be deemed “not entitled to vote” on the proposal for which the non-vote is indicated and will, therefore, have no legal effect on the voting for Proposal One and Proposal Two.

EXECUTIVE OFFICERS

The table below sets forth certain information, as of April 12, 2007, concerning each person deemed to be an executive officer of the Company. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Robert B. Pollock	52	President, Chief Executive Officer and Director

Philip Bruce Camacho	49	Executive Vice President and Chief Financial Officer

Lesley Silvester	60	Executive Vice President

Jerome A. Atkinson	57	Executive Vice President and Chief Compliance Officer

Donald Hamm	52	Executive Vice President; President and Chief Executive Officer of Assurant Health

John B. Owen	46	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Michael J. Peninger	52	Executive Vice President; President and Chief Executive Officer of Assurant Employee Benefits

S. Craig Lemasters	46	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Katherine Greenzang	43	Senior Vice President, General Counsel and Secretary

Christopher Pagano	43	Senior Vice President; President and Chief Investment Officer of Assurant Asset Management

John A. Sondej	42	Senior Vice President, Controller and Principal Accounting Officer

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “DIRECTORS—Directors Continuing in Office”.

Philip Bruce Camacho, Executive Vice President and Chief Financial Officer. Mr. Camacho has been our Executive Vice President and Chief Financial Officer since July 2005. Prior to that, Mr. Camacho served as President of Assurant Solutions (which at the time included Assurant Specialty Property) from August 2000 to July 2005 and Chief Executive Officer of Assurant Solutions from January 2003 to July 2005. Prior to his appointment as President of Assurant Solutions, Mr. Camacho served as Executive Vice President for Sales and Marketing of Assurant Group (the predecessor of Assurant Solutions). Mr. Camacho joined American Bankers Insurance Group, a subsidiary of the Company, in 1990 as Vice President of Information Systems and held various positions between 1990 and 1999. At the time of the Company’s acquisition of American Bankers, he was Executive Vice President, Investor Relations, with responsibility for investor relations, legal and regulatory affairs, marketing services, licensing, state filings and client administration. A certified public accountant, before joining American Bankers, Mr. Camacho worked as an accountant with PricewaterhouseCoopers LLP, specializing in insurance in the United States, United Kingdom and the Caribbean.

Lesley Silvester, Executive Vice President. Ms. Silvester has been our Executive Vice President since January 2001. From 1996 to 1999, she served as Director, Group Management Development for the Fortis Group (the group of companies owned and/or jointly controlled by our former parent companies, Fortis N.A. and Fortis SA/NV) in Brussels. Since returning to the United States in 1999, Ms. Silvester has had responsibility for Human Resources for the Company and between 2001 and 2005, assumed Executive Management Committee responsibility for Assurant PreNeed (now a part of Assurant Solutions). Ms. Silvester’s professional career spans more than three decades, much of which has been in the insurance industry in human resources management, organization development and strategy. Ms. Silvester’s experience includes 20 years in different parts of the Company in the United States and with Fortis in Europe, focusing recently on world-wide senior management development, company learning, human resources strategy and post-merger integration. Ms. Silvester is a Graduate Member of the Institute of Personnel Management in the United Kingdom and holds both her F.L.M.I. and American Compensation Association Certification.

Jerome A. Atkinson, Executive Vice President and Chief Compliance Officer. Mr. Atkinson has been Executive Vice President and Chief Compliance Officer of Assurant since July 2005. From June 2001 to July 2005, he served as Executive Vice President, General Counsel and Chief Compliance Officer of Assurant Solutions. Prior to that, he served as Senior Vice President, General Counsel and Secretary of Assurant from June 1996 to June 2001. Mr. Atkinson began his career with the Company in 1988 with American Security Group (a predecessor of Assurant Solutions) as Assistant Vice President and Senior Staff Attorney before being promoted to Senior Vice President, General Counsel and Secretary. A member of the Washington, D.C., Georgia, Michigan and New York bars, Mr. Atkinson began his legal career in the Ford White House, first as a Staff Attorney and then as Deputy General Counsel for the Special Assistant to the President for Consumer Affairs. Mr. Atkinson has served on the Boards of Avado Brands, Inc., Acme Continental Credit Union, the Consumer Credit Insurance Association and the executive committee of the Alliance for Consumer Credit Insurance Education. He currently serves as a trustee of the Georgia Tech Foundation, Inc. and has previously served as a member of the Georgia Tech College of Management Advisory Board.

Donald Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Hamm has been President and Chief Executive Officer of Assurant Health since January 2003. Mr. Hamm first joined Assurant Health in 1982, holding several executive positions until 1993. He then worked as a principal with William M. Mercer, as a consultant with Tillinghast-Towers Perrin and as Vice President of the Southeast Region for Blue Cross/Blue Shield of Wisconsin prior to rejoining Assurant Health in 1999 as Chief Financial Officer. Mr. Hamm is a Fellow in the Society of Actuaries, a member of the American Academy of Actuaries and a Fellow of the Life Management Institute.

John B. Owen, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Owen has been Assurant Specialty Property’s President and Chief Executive Officer since July 2005. From 2003 to 2005, Mr. Owen served as Executive Vice President and Chief Operating Officer for Assurant Solutions’ specialty property business line and previously served as the Company’s Chief Information Officer. He joined Assurant in November 1998 as Senior Vice President, Information Technology. Before joining Assurant, Mr. Owen served as Vice President, Global Systems Development, with Citicorp Credit services where he was responsible for developing and implementing systems and operations plans for Citicorp’s global credit services.

Michael J. Peninger, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Peninger has been President and Chief Executive Officer of Assurant Employee Benefits since January 1999. Mr. Peninger began his career at Northwestern National Life in 1977 as an actuary. He then joined Assurant Employee Benefits in 1985 as a corporate actuary and held various positions within the Company. In 1991, Mr. Peninger was appointed Senior Vice President and Chief Financial Officer and in 1993 he became Senior Vice President of Finance and Claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed Executive Vice President. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions. Between 1987 and 1998, he served as a Channel Executive and Marketing Manager for various American Bankers Insurance Group (predecessor to Assurant

Solutions) businesses. After two years as Executive Vice President of Reliance Integramark, Mr. Lemasters rejoined Assurant in August 2000 as Group Senior Vice President, International Channel and was promoted to Executive Vice President and Chief Marketing Officer in June 2001.

Katherine Greenzang, Senior Vice President, General Counsel and Secretary. Ms. Greenzang has been Senior Vice President, General Counsel and Secretary since June 2001. Ms. Greenzang joined the Company in August 1994 as Corporate Counsel. She was named Assistant Vice President and Corporate Counsel in 1995 and Vice President, Corporate Counsel in 1996 before assuming her current position. Prior to joining the Company, Ms. Greenzang worked as an associate at Dewey Ballantine LLP. She is a member of the American Bar Association, the New York State Bar Association and the Association of Corporate Counsel.

Christopher Pagano, Senior Vice President; President and Chief Investment Officer, Assurant Asset Management. Mr. Pagano has been President and Chief Investment Officer of Assurant Asset Management, a division of the Company, since January 2005. Mr. Pagano joined the Company in 1996 and served as Vice President Portfolio Manager of the Fortis Advisers division until 2001. He then served as Executive Vice President of Assurant Asset Management until January 2005. Prior to joining Assurant, Mr. Pagano served as Vice President at Merrill Lynch, where his last role was as government strategist in Global Fixed Income Research.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President and Controller of the Company since January 2005. He is currently responsible for managing several functional departments at the Company, including SEC Reporting and Compliance, Sarbanes-Oxley Section 404 Compliance, Accounting Policies & Procedures, Investment Accounting, Budgeting & Analysis, and Corporate Accounting. Mr. Sondej joined Assurant in 1998 as Assistant Vice President & Assistant Controller. He was named Vice President & Assistant Controller in January 2001 and Controller in April 2001. Prior to joining Assurant, Mr. Sondej worked for Reliance Insurance Group as Assistant Vice President & Director of Financial Audit from 1994 to 1997. He previously worked at KPMG from 1987 to 1994, where he held the position of Senior Audit Manager. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

The Management Committee of Assurant consists of the President and Chief Executive Officer, all of the Executive Vice Presidents of the Company and the Chief Executive Officers of each of Assurant’s operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of the Company, subject to the overall discretion and supervision of the Board of Directors.

DIRECTORS

We currently have twelve directors. Eight of our directors, listed below, are continuing in office. The four directors nominated for re-election as directors at the Annual Meeting to serve until the 2010 annual meeting are listed in “PROPOSAL ONE —ELECTION OF DIRECTORS”.

Directors Continuing in Office

The following persons serve in Class I and their term as directors of Assurant will expire in 2008:

John Michael Palms, PhD., D.Sc., (Hon), LHD, (Hon), Chairman of the Board. Dr. Palms, age 71, has been a member of our Board of Directors since March 1990 and became Chairman in October 2003. Dr. Palms is a Distinguished University Professor and Distinguished President Emeritus at the University of South Carolina. He served as the President of the University of South Carolina from 1991 until his retirement in 2002. Earlier in his career, Dr. Palms served as President of Georgia State University and held the Charles Howard Candler Professor of Physics Chair at Emory University where he also served as its Vice President for Academic Affairs. Dr. Palms currently serves on the Boards of the Computer Task Group, The GEO Group, Inc., Simcom International, Maroon Biotechnology, and is the Chair of Exelon Corporation’s audit committee. He is also Chairman of the Board of the Institute for Defense Analyses. In the past, Dr. Palms has been a member of various additional company committees and boards including the University of South Carolina’s Educational and Development Foundation Boards, Spoleto Festival Board, NationsBank of the Carolinas’ audit committee, the audit committee of the Board of Directors of Carolina First Bank, the Mynd Corporation’s compensation committee, and Chair of PECO Energy’s nuclear committee.

Dr. Robert J. Blendon, Sc.D., Director. Dr. Blendon, age 64, has been a member of our Board of Directors since March 1993. Dr. Blendon has been a professor of Health Policy at Harvard University’s School of Public Health and a professor of Political Analysis at Harvard University’s Kennedy School of Government since 1987. Previously, he served as Vice President of The Robert Wood Johnson Foundation.

Beth L. Bronner, Director. Ms. Bronner, age 55, has been a member of our Board of Directors since January 1994. Ms. Bronner served as Senior Vice President and Chief Marketing Officer of Jim Beam Brands, a division of Fortune Brands from 2003 to July 2006. Prior to joining Jim Beam Brands, Ms. Bronner was a Partner at LERA Consulting in Chicago. Prior to joining LERA Consulting in 2002, Ms. Bronner was the President and Chief Operating Officer of ADVO, Inc., the nation’s largest full-service targeted direct mail marketing company. Before joining ADVO, Inc. in 2000, Ms. Bronner was President of the Health Division at Sunbeam Corporation. She has also served as Senior Vice President and Director of Marketing of North American Consumer Banking at Citibank, N.A. and Vice-President of Emerging Markets for AT&T Company. Since 1993, she has been a member of the Board of Directors of The Hain-Celestial Group Inc., and has chaired its compensation committee. Ms. Bronner also served on the Board of Directors of Cool Brands, Inc, a Canadian company until November 2006. Additionally, Ms. Bronner is a member of the boards of several charitable organizations such as the Cradle Foundation and the Board of Trustees of the Goodman Theater in Chicago. She is a former trustee of the New School in New York City.

David B. Kelso, Director. Mr. Kelso, age 54, was elected to our Board of Directors effective March 12, 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. Prior to joining Chubb, he served as Executive Vice President, Chief Financial Officer and personal segment leader for retail and small business banking for First Commerce Corporation, a company he joined in 1992. From 1982 to 1992, Mr. Kelso worked for Gemini Consulting Group where he was partner in the North American banking practice. Mr. Kelso began his professional career in 1974 as an associate with Chemical Bank.

The following persons serve in Class II and their term as directors of Assurant will expire in 2009:

Charles John Koch, Director. Mr. Koch, age 60, was elected to our Board of Directors in August 2005. Mr. Koch is Vice Chairman of the Board of Citizens Financial Group, and on the Board of Directors of The Royal Bank of Scotland. Mr. Koch was Chairman, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, President and Chief Executive Officer in 1988 and Chairman, President and Chief Executive Officer in 1995. Mr. Koch is currently Chairman of the Board of Directors of John Carroll University and a trustee of Case Western Reserve University.

H. Carroll Mackin, Director. Mr. Mackin, age 66, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board of Directors since October 1996 and is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and its first treasury function. Before joining the Company, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails.

Michele Coleman Mayes, Director. Ms. Mayes, age 57, was elected to our Board of Directors in October 2004. Ms. Mayes currently serves as Senior Vice President, General Counsel of Pitney Bowes Inc. Prior to joining Pitney Bowes in 2003, Ms. Mayes held legal and management positions at Colgate-Palmolive Company, including Vice President-Legal, Assistant Secretary, and Corporate Officer from 2001 to 2003. Prior to joining Colgate-Palmolive in 1992, Ms. Mayes worked at Unisys Corporation and was Staff Vice President and Associate General Counsel from 1987 to 1992. Previously, Ms. Mayes served in the United States Department of Justice in the Eastern District of Michigan and New York. Ms. Mayes served as the Chief of the Civil Division for the Eastern District of Michigan. Ms. Mayes is a member of the Boards of Legal Momentum, the Business Council of Southwestern Connecticut, and the American Arbitration Association.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 52, has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. From 1993 to 1999, he served as President and Chief Executive Officer of Assurant Employee Benefits. Mr. Pollock began his career as an actuary at CUNA Mutual Insurance Group in 1974. He then joined the Company as a staff actuary at Assurant Employee Benefits in 1981. In July 1992, Mr. Pollock was appointed Senior Vice President, Group Life and Disability at Assurant Employee Benefits. In July 1993, he was appointed President and Chief Executive Officer of Assurant Employee Benefits. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Previously, Mr. Pollock was the Chairman of the Disability Insurance Committee for the Health Insurance Association of America (HIAA) for three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 15, 2007, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the Securities and Exchange Commission (the “SEC”)), and (b) the percentage of all outstanding shares represented by such ownership as of February 15, 2007 (based on an outstanding share amount of 122,346,154 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class

Fortis Insurance N.V.[1]	22,999,130	18.8%

FMR Corp.[2]	12,245,298	10.0%

JPMorgan Chase & Co.[3]	11,127,434	9.1%

Wellington Management Company, LLP[4]	10,249,530	8.4%

[1]

Fortis Insurance N.V. (“Fortis”), Archimedeslaan 6, 3584 BA, Utrecht, The Netherlands, filed its most recent Schedule 13G/A on February 10, 2006, with respect to the beneficial ownership of 22,999,130 shares, representing 18.8% of our Common Stock, as of February 15, 2007.

[2]

FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 14, 2007, with respect to the beneficial ownership of 12,245,298 shares. This represented 10.0% of our Common Stock as of February 15, 2007.

[3]

JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017, filed a Schedule 13G/A on February 2, 2007, with respect to the beneficial ownership of 11,127,434 shares. This represented 9.1% of our Common Stock as of February 15, 2007. JPMorgan Chase & Co. has indicated that it filed this Schedule 13G/A on behalf of the following wholly-owned subsidiaries: J.P. Morgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., J.P. Morgan Trust Company, National Association, JPMorgan Asset Management (UK) Ltd., JPMorgan Investment Advisors, Inc., and J.P. Morgan Trust Company of Delaware.

[4]

Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, filed a Schedule 13G on February 14, 2007, with respect to the beneficial ownership of 10,249,530 shares. This represented 8.4% of our Common Stock as of February 15, 2007.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock by each director, Assurant’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, each of Assurant’s other three most highly compensated executive officers, whom we refer to in this proxy statement as the “named executive officers” or (“NEOs”), and all executive officers and directors as a group, as of February 15, 2007. We had 122,346,154 outstanding shares of Common Stock as of that date. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
Robert B. Pollock	400,036	*

Philip Bruce Camacho	87,657	*

Lesley Silvester	177,483	*

Donald Hamm	41,201	*

J. Kerry Clayton	432,667	*

S. Craig Lemasters	59,945	*

John Michael Palms	17,425	*

Michel Baise	0	*

Robert J. Blendon	8,203	*

Beth L. Bronner	16,203	*

Howard L. Carver	18,343	*

Juan N. Cento	1,355	*

Allen R. Freedman	16,203	*

Charles J. Koch	18,409	*

H. Carroll Mackin	16,203	*

Michele Coleman Mayes	5,751	*

All directors and executive officers as a group (22 persons)	1,585,308	1.3%

*	Less than one percent of class.

[1]

(a) Includes: for Mr. Pollock, 10,553 shares; for Ms. Silvester, 5,747 shares; for Mr. Clayton, 16,413 shares; and for all directors and executive officers as a group, 32,869 shares of Common Stock held through the Assurant 401(k) plan, as of December 31, 2006.

(b) Includes: for Mr. Pollock, 10,704 shares of restricted stock; for Mr. Camacho, 6,213 shares of restricted stock; for Ms. Silvester, 5,015 shares of restricted stock; for Mr. Hamm, 4,224 shares of restricted stock; for Mr. Lemasters, 3,200 shares of restricted stock; and for all executive officers as a group, 43,980 total shares of restricted stock awarded under the Assurant Long Term Incentive Plan.

(c) Includes: 4,521 shares of Common Stock subject to a five year holding period awarded to each of Dr. Blendon, Ms. Bronner, and Messrs. Carver, Freedman and Mackin under the Directors Compensation Plan; 4,295 shares of Common Stock awarded to Ms. Mayes under the Directors Compensation Plan; 4,521 shares of Common Stock awarded to Dr. Palms under the Directors Compensation Plan and 1,222 shares of Common Stock awarded to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan; 2,803 shares of Common Stock awarded to Mr. Koch under the Directors Compensation Plan; and 1,227 shares of Common Stock awarded to Mr. Cento under the Directors Compensation Plan. The directors as a group hold a total of 36,673 shares of Common Stock subject to a five year holding period.

(d)	Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 15, 2007 in exchange for the following gross amounts of Common Stock as of February 15, 2007: for Mr. Pollock, 335,894 shares; for Mr. Camacho, 55,773 shares; for Ms. Silvester, 120,605 shares; for Mr. Hamm, 21,396 shares; for Mr. Lemasters, 45,316 shares; for Mr. Clayton, 312,356 shares; for each of Dr. Blendon, Ms. Bronner, Messrs. Carver, Freedman, Mackin and Dr. Palms, 1,682 shares; for Ms. Mayes, 1,456 shares; for Mr. Koch, 606 shares; and for Mr. Cento, 128 shares.

Vested and unexercised SARs that could have been exercised on or within 60 days of February 15, 2007 in exchange for Common Stock, for all directors and executive officers as a group, totaled 1,114,316 shares.

COMPENSATION DISCUSSION AND ANALYSIS

I. Introduction

The following Compensation Discussion and Analysis (the “CD&A”) describes the material elements of the compensation awarded to, earned by and paid to our named executive officers (“NEOs”): Messrs. Pollock, Camacho, Clayton, Hamm, Lemasters, and Ms. Silvester.

II. Assurant, Inc. Executive Compensation Philosophy

The Company’s executive compensation strategy is designed to provide executives with incentives to focus on achieving sustained growth and increasing stockholder value. We attempt to strike the right balance between achieving short term results in each operating segment and creating long term value for the Company as a whole. This strategy is regarded as a significant tool in building a high performance culture that both drives and rewards value creation for the entire enterprise. Each of our operating segment chief executive officers is eligible to receive incentive-based compensation based partly on operating segment performance and partly on Company-wide performance, thereby encouraging strong business performance and cooperation across all of our operating segments.

A. Guiding Principles

The guiding principles of our executive compensation philosophy are as follows:

•	Award compensation based on clearly defined and predetermined short term and long term performance goals;

•	Align management with stockholder interests by establishing stock ownership guidelines and compensation linked to stock performance;

•	Provide competitive compensation in line with our peer group to facilitate recruitment and retention of high caliber talent;

•	Encourage and reinforce our business strategy and executive compensation philosophy, specifically by rewarding individual, operating segment and Company-wide performance;

•	Optimize total compensation on a fair, consistent and effective basis; and

•	Review periodically the guiding principles and the compensation programs that reinforce these principles.

B. Compensation Levels

In determining compensation levels, the Compensation Committee of the Board of Directors (which we refer to as “the Committee”) regularly reviews the forms and amounts of compensation provided to similarly situated officers in the insurance and financial services industry and other publicly held corporations with whom we compete for management talent. To emphasize the relationship between pay and performance, the Committee also monitors available data on four external performance measures: total stockholder returns, earnings per share growth, revenue growth, and return on equity. The objective of analyzing both peer group and our own performance in determining the compensation of our executives is to design compensation programs that provide competitive compensation levels while recognizing and rewarding the achievement of performance goals. This enables us to balance two key goals: attracting and retaining key talent and paying for performance.

C. Forms of Compensation

Our executive compensation programs are viewed holistically. The Committee does not evaluate and change any single component of pay independent of the other components. The NEOs’ total compensation consists of three principal components: base salary, short term incentives, and long term incentives. The NEOs also receive certain benefits and are eligible to participate in a deferred compensation plan. The Company gives particular attention to the proportion of the pay mix that is “at risk” and “fixed”. At risk components include both short term and long term incentives. Short term incentives are tied to clearly defined annual performance goals. Long term incentives, including stock appreciation rights (which we refer to as “SARs”) and restricted stock, are directly tied to our stock price and the number of shares granted are based on the achievement of specified performance goals. The fixed component is comprised of annual base salary. We balance cash-based compensation in the form of annual base salary and short term incentives with equity-based compensation in the form of SARs and restricted stock.

D. Competitive Positioning of Executive Compensation: Peer Groups, Survey Data and Benchmarking

New Public Company and Importance of Benchmarking. As a relatively new public company, the Committee believes that the best way to attract and retain top talent while reducing the risk of paying excessive compensation is to design compensation programs that provide compensation to our NEOs at levels and on terms consistent with those of our publicly traded peers. Therefore, we generally target the total compensation of our NEOs to the median compensation of our peer group. A NEO’s actual compensation may be higher or lower than the targeted compensation based on actual performance against predetermined metrics and based on the performance of our stock. Performance is reviewed each year by the Committee to determine payout levels above or below the “target” performance level, and the intention is that above average compensation will be provided for above-average performance. In determining the percentage of compensation allocated among base salary, short term incentive and long term incentive pay for the NEOs, we generally aim to follow the practices of our peer group of public companies. Immediately following our initial public offering, our NEOs held relatively small amounts of Company stock. However, more recently, we have made a concerted effort to allocate a higher percentage of total compensation to long term incentive awards in order to align the interests of NEOs with our stockholders.

Peer Group and Survey Data. Given the specialty niche and diverse business lines among our four operating segments, it has been difficult to find an exact peer group. While we face competition in each of our businesses, we do not believe that any single competitor competes with us in all of our business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. Accordingly, we have revised the peer group that we use for purposes of benchmarking NEO compensation several times in the past few years. In early 2006, the Committee reviewed and updated our peer group to reflect (1) our re-examination of the previous selection criteria for choosing our peer group, (2) consolidation in our industry, and (3) changes in our businesses. We also looked at notable competitors in each of our primary business lines and companies cited as competitors in a variety of investor analyst reports. Our current peer group is a collection of 17 comparable companies that reflect our best matches from the insurance or financial services sector, including companies with similar product lines, services and business models and companies with similar revenues and assets. Although our position may change from year to year, we currently fall in the middle of the peer group when measured by revenue and assets.

In addition to peer group analysis, the Committee uses competitive surveys of the compensation of NEOs from a large range of companies with similar revenues and assets that are not included in our peer group. The survey data reports median values of base salary, short term incentive and long term incentive pay and analyzes the variance between each NEO’s compensation and the median of the companies surveyed. Survey data is used by the Committee to supplement the information derived from the peer group analysis.

Our Pay vs. Peer Group and Survey Data. In 2006, Mercer Human Resources Consulting, Inc. (“Mercer”) conducted a competitive analysis of each element of total compensation (including base salary, short term incentive, and long term incentive pay) of the NEOs, as compared to available compensation data from proxy statements of our peer group and survey-based data described above. Mercer and our CEO presented the data to the Committee for its discussion and consideration in November 2006. Based on that data, the Committee determined that our NEOs were either at or below the median compensation level as compared to the peer group, and approximated the median level or were slightly above it as compared to the survey-based data. Based on these studies and Committee discussion in December 2006, total compensation for 2007 for four of the NEOs was set. The Committee met in January 2007 to approve Mr. Pollock’s 2007 total compensation.

III. Major Components and Key Features of Total Compensation

The following section describes the major components of total compensation that are awarded to the NEOs. Each component is approved by the Committee.

A. Base Salary

Objectives. The objective of providing base salary is to compensate employees on a regular basis consistent with market practice and to provide a level of income to employees commensurate with their skills and responsibilities. Base salary is based upon the following factors:

•	Responsibilities of a particular position;

•	Expertise and competencies brought to the position;

•	NEO performance and development over time;

•	Data from surveys and our peer group (with a general tendency to set salaries at the peer group median);

•	Geographic markets within which we compete for talent; and

•	Cost structure of our business.

Base salaries are reviewed and approved annually by the Committee based on our NEOs’ total compensation targets, recommendations from our CEO and receipt of data from and discussion with Mercer based on the factors described above. Generally, we set base salaries in line with our peers and general market trends as part of an overall strategy of awarding total compensation in line with our public company peers. Base salary adjustments beyond market increases are typically driven by significant changes in position, responsibility, and performance as well as the Company’s internal business priorities.

2006 Base Salaries of NEOs. The 2006 base salaries for the NEOs reflect a uniform 2% increase from 2005. However, Mr. Pollock was promoted to CEO in March and received an increase in April from $765,000 to $800,000 per year to reflect his new peer group of CEOs. The 2% increase for the other NEOs was lower than the 4% base salary increase that Mercer’s market studies determined to be standard market practice for public companies in 2006. The lower increase was given because the peer group analysis completed by Mercer demonstrated that the NEOs were receiving a higher weighting of base salary and a lower weighting of long term incentive pay in their total compensation as compared to their peers. As a result, our CEO recommended that the Company pursue a compensation strategy of awarding total compensation in line with its public company peers in terms of the allocation between base salary and long term incentives.

2007 Base Salaries of NEOs. In November 2006, Mercer presented data to the Committee on annual base salaries of NEOs in our peer group. Additionally, Mercer reported that the overall market increases for general industry NEOs were approximately 3.9%. In December 2006, the Committee met to set the 2007 base salary for four of our NEOs based on this data and the other factors described above.

In January 2007, the Committee approved an increase to Mr. Pollock’s base salary. His base salary increase was part of an overall increase to his total compensation primarily based upon two factors: the Committee’s and the Nominating and Corporate Governance Committee’s positive assessment of his performance and continuing leadership as it impacted the Company’s strong performance in 2006 and the Committee’s view that

Mr. Pollock’s total compensation should better approximate the median total compensation of other CEOs, based on its analysis of survey data presented by Mercer.

The Committee approved the following 2007 base salary increases:

Mr. Pollock	6.25%

Mr. Camacho	3.76%

Ms. Silvester	0.85%

Mr. Hamm	3.49%

Mr. Lemasters	3.49%

B. Short Term Incentive Program

Objectives. Generally, the objective of our short term incentive program is to align management’s goals with our strategic goals. The short term incentive program (which we refer to as “STIP”) is intended to:

•	Focus participants on achieving specific Company or operating segment priorities;

•	Create a common focus for management on key Company goals;

•	Reward participants for the successful completion of these goals; and

•	Provide rewards for participants consistent with market practice.

The short term incentive program is an annual opportunity for participants to earn up to twice their STIP Target Award Percentage (as described below) for contributing to the attainment of superior results. It is designed to pay nothing if targeted performance levels are not achieved.

Overview of Short Term Incentive Program. Short term incentive awards are paid pursuant to our Executive Management Incentive Plan (the “EMIP”), which provides senior officers with cash-based awards (which we refer to as “STIP Awards”) equal to a percentage of their base salary (which we refer to as “STIP Target Award Percentage”) times a multiplier which is based upon the achievement of certain pre-established performance goals. Each NEO is given a STIP Target Award Percentage amount which is determined by matching their position against market information for comparable jobs and a multiplier that may be earned at various performance levels above and below target, based upon the level of achievement of performance goals.

Performance goals may be based on one or more performance criteria expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an operating segment or a division, department, region or function within the Company or operating segment. Performance goals are weighted to reinforce our strategic goals. The goal of the STIP is to reward executives for results and to reduce their target compensation if results are not achieved. To ensure that this basic purpose is achieved, performance goals are based upon a number of factors, including prior year performance, industry-specific factors affecting our operating segments and market expectations. The Committee may designate certain exclusions from results. These exclusions are items that are not reflective of true operational performance and could influence results either positively or negatively. Until the annual meeting of stockholders in 2008 or until one of the Company’s incentive plans is materially amended, if earlier, awards issued under the Company’s incentive plans are exempt from the deduction limits of Section 162(m) of the Internal Revenue Code.

Actual payouts of STIP Awards can range from 0 to 2 times the STIP Target Award Percentage based upon actual performance. The multiplier of 2 times the STIP Target Award Percentage represents a cap on the annual short term incentive. Performance against the criteria is measured on a five-point scale, as follows.

Level of Performance	Bonus Value
Distinguished	2.0 x STIP Target Award Percentage
Commendable	1.5 x STIP Target Award Percentage
Competent	1.0 x STIP Target Award Percentage
Adequate	0.5 x STIP Target Award Percentage
Provisional	0.0 x STIP Target Award Percentage

Early each year, our CEO recommends performance goals to the Committee.

2006 STIP Target Award Percentages. In December 2005, the Committee approved the 2006 STIP Target Award Percentages for the NEOs. The STIP Target Award Percentages for Messrs. Pollock (100%), Camacho (100%), and Hamm (75%), and Ms. Silvester (85%) remained unchanged. The STIP Target Award Percentage for Mr. Lemasters was increased from 60% to 75%, reflecting his promotion to CEO of Assurant Solutions. No increase was provided to Mr. Pollock despite the fact that he received a promotion to CEO because the Committee believed that his STIP Target Award Percentage was appropriate.

2006 Performance Goals. The Committee determined that STIP Awards for 2006 would be conditioned upon four factors and percentages weighted as follows:

•	Earnings per share, determined using net operating income, (for Messrs. Hamm and Lemasters, net operating income of the operating segment)—25%;

•

Return on equity (“ROE”), determined using net operating income and estimated equity excluding accumulated other comprehensive income (for Messrs. Hamm and Lemasters, return on equity of the operating segment)—15%;

•

Company (or operating segment for Messrs. Hamm and Lemasters) growth performance, determined as a weighted average of the results of certain emphasized lines of business in each operating segment, measured with respect to new sales measures and/or GAAP revenue—40%; and

•	Continued enhancements of internal controls and implementation of compliance initiatives to minimize reputational risk and build stockholder value—20%.

These are “results” to which the Company attaches metrics because we believe they are key drivers of achieving sustainable success. We define sustainable success as both annual results and the long term development of organizational capacity.

We set the metrics or “targets” for each performance goal at a level that represents movement toward achieving and maintaining top quartile performance in the insurance sector. For example, we strive to maintain ROE in the top quartile of our sector as measured annually based on external indices. In 2006, top quartile ROE was 15% or better. In order to achieve top quartile ROE and earnings per share, selected growth components of our businesses are reinforced through our performance goals. We select and prioritize certain business lines that are likely to drive top quartile performance and build and sustain stockholder value. Our quantitative targets for growth are set at levels that will incent movement towards top quartile growth in revenues. Growth performance and compliance goals are intended to reinforce strategic imperatives and balance results with investments that are necessary for longer term sustainable success.

Our performance goals present a significant challenge because in setting the targets, we assign the same weight to revenue growth as we assign to profit growth. By placing a 40% weight on growth performance (based on new sales measures and GAAP revenue), we aim to motivate NEOs to increase sales and to grow selected businesses. At the same time, we place a combined 40% weight on earnings per share and ROE to provide incentives for profitability. Accordingly, the NEOs will receive maximum STIP Awards only if the Company has both revenue growth and good growth in profits. The other targets (weighted at 20%) focus on areas that protect the Company from reputational risk to ensure the sustainability of revenue and profit growth. The insurance sector faces the continuing challenge of maintaining the underwriting discipline and cost control necessary for profitability while also taking on the increased policyholder risk and expense of developing new business necessary to grow revenues. Often profit growth may be achieved at the expense of revenue growth or vice versa. Our short term targets are set at levels that provide a maximum award to NEOs if they can balance both elements while protecting the Company from reputational risk. We believe that the STIP Awards are performance based and are linked to goals that should create stockholder value over the long term, if achieved.

In February 2007, the Committee met to review the Company’s performance against the target levels set for the 2006 STIP performance goals. The Committee acknowledged the Company’s excellent financial results in 2006. With respect to profits, the Company in 2006 increased its earnings per share to $5.57 per diluted share and delivered a top quartile operating ROE of 16.7%. With respect to revenues, the Company seized opportunities to grow sales, as reflected in increased premiums and fee income in prioritized business lines. Additionally, the Company successfully enhanced its enterprise risk management, compliance and fraud deterrence programs and internal controls to maximize protection from reputational risk. The Committee also evaluated the individual performance of the Health and Solutions operating segments against these metrics. As specified when the 2006 performance goals were set, the Committee normalized net operating income for the effect of acquisitions and divestitures. As a result, the Committee approved the following multipliers related to the performance of the Company (and Assurant Health and Assurant Solutions for Messrs. Hamm and Lemasters, respectively) relative to the target levels set for 2006:

Mr. Pollock	1.71
Mr. Camacho	1.71
Ms. Silvester	1.71
Mr. Hamm	1.58
Mr. Lemasters	1.76

The actual dollar amount of each NEO’s 2006 STIP Award appears in column (g) of the Summary Compensation Table on p. 22.

2007 STIP Target Award Percentages. In December 2006, the Committee met to approve changes to STIP Target Award Percentages for four of the NEOs. Based upon survey data, each NEO’s progression in his or her position, and tenure in his or her role, Messrs. Hamm and Lemasters received a five percent increase to their STIP Target Award Percentages, bringing each of them to 80%. Based upon survey data, Mr. Camacho and Ms. Silvester did not receive an increase; their STIP Target Award Percentages remained the same at 100% and 85%, respectively. Similarly, Mr. Pollock did not receive an increase in his 2007 STIP Target Award Percentage after the Committee met in January 2007. His STIP Target Award Percentage remained at 100%.

C. Long Term Incentive Program

Objectives. Long term incentive compensation is awarded to key employees who have the potential to significantly influence our financial results and sustainable performance over time. The goals of our long term incentive program are to reward long-term value creation in the enterprise and to encourage stock ownership. In contrast to the short term incentive program which may be more focused on specific operating segment goals, long term incentive compensation focuses on enterprise-wide results. For example, the short term incentive program would reward an operating segment CEO for the performance of his or her operating segment whereas the long term incentive program would provide rewards for his or her contribution to Assurant’s overall performance. The actual amount of the long term incentive award may vary based on Company or operating segment prior year performance.

Long term incentive awards provide forward-looking incentives that focus on:

•	Aligning the interests of executives with stockholders by focusing on value creation;

•	Fostering a stake in long-term corporate performance;

•	Encouraging executives to take an overall Company perspective; and

•	Attracting and retaining critical top talent for continuing success.

Overview. The Committee adopted the Assurant Long Term Incentive Plan (the “ALTIP”), a sub-plan created under the Assurant, Inc. 2004 Long Term Incentive Plan in 2005. The ALTIP provides key employees with awards of restricted stock and SARs (which we refer to as “ALTIP Awards”). The ALTIP Award is expressed as a target percentage of a participant’s base salary (which we refer to as the “ALTIP Target Award Percentage”) and is determined based on competitive data. The resulting award consists of 25% restricted stock and 75% SARs. Historically, restricted stock was valued based on the closing price of our Common Stock on the trading day preceding the date of grant. However, as described below, the Committee adopted an equity grant policy for 2007, which provides that the value of the restricted stock will be valued based on the closing price of our Common Stock on the date of grant. The number of SARs awarded is computed using a valuation methodology described in more detail in the Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables. The underlying goal is to deliver an aggregate value in SARs and restricted stock equal to the ALTIP Target Award Percentage.

The Committee establishes the size and other terms of awards by considering data from Mercer and recommendations from our CEO based upon long term compensation reported by peer companies in the insurance and financial services industry. In determining the allocation among base salary, short term incentive and long term incentive pay for our NEOs, we generally aim to follow the practices of peer group companies.

Shares of restricted stock issued to executives vest in three annual installments (1/3 each year) on each of the first three anniversaries of the date of grant. SAR awards issued under the ALTIP historically became vested at the end of the second calendar year following the year in which the SARs were granted. However, in order to streamline the vesting schedule and make it easier for participants to understand, commencing with awards granted in 2007, SARs will become vested on the third anniversary of the date of grant. The three year vesting schedule is designed to ensure that the awards fulfill their intended purpose of ensuring the NEOs only receive compensation if they remain employed with us for the long-term. However, these awards are subject to accelerated vesting upon a change in control of the Company or the relevant operating segment. We have elected to provide such acceleration because we believe that the principal purpose of providing executives with equity incentives is to align their interests with the stockholders and that this alignment should be enhanced, not weakened, in the change in control context. In addition, we believe that the vesting provision will best enable us to retain our executives through the closing of a change in control transaction and to deliver to an acquirer an intact management team. Both restricted stock and SARs vest on a pro-rata basis upon death or disability because the Committee feels that such vesting is appropriate, if through no fault of the executive, the executive is unable to fulfill his or her job duties. Prior to 2007, awards had also vested on a pro-rata basis upon retirement, but after reviewing its equity compensation practices, the Committee amended the award agreements starting in 2007 to eliminate mandatory vesting of awards upon retirement and to instead make such vesting discretionary. The Committee feels that such discretion will enable it to accelerate vesting of awards if and when such vesting is appropriate.

Reasons for Paying with Restricted Stock and SARs. We compensate our executives with a mix of SARs and restricted stock because we believe that each form of equity compensation provides us with different benefits. As executives only derive value from SARs if the stock price increases from the date of grant, SARs provide our executives with incentives to increase our stock price, with a secondary retentive benefit derived from vesting conditions imposed on the SARs. Restricted stock, on the other hand, will generally provide value to the executives on the date of grant regardless of whether stock price increases. For this reason, a primary motivation in providing our executives with restricted stock is retention, with a secondary benefit derived from the fact that the value of the shares increases with the price of our stock. We believe the mix of providing 25% restricted stock and 75% SARs provides our executives with the appropriate balance between focus on stock price and long-term performance of the business.

SAR Premium/Discount. The Committee may apply a premium or discount of up to 25% to the SARs component of the target ALTIP Award based on prior year achievement of the performance goals under our short term incentive program. For example, if a NEO received a STIP Award with a multiplier of 2.0 for the prior year, the Committee could elect to apply a premium of 25% to the target SAR award. On the other end of the range, if a NEO received a STIP Award with a multiplier of .8 for the prior year, the Committee could elect to apply a discount of 25% to the target SAR award. There is a sliding scale between both ends of this premium/discount range. In March 2006, the Committee for the first time approved a premium to the SARs awarded to the NEOs based on the level of achievement of their respective operating segment or Assurant against STIP performance goals.

2006 ALTIP Awards. The value of restricted stock and SARs granted to the NEOs for 2006 is reported in the “Stock Awards” and “Option Awards” columns respectively of the Summary Compensation Table.

2006 ALTIP Target Award Percentages. As described in the previous section entitled “Base Salary—2006 Base Salaries of NEOs”, based upon data produced by Mercer and our CEO’s recommendation, in 2006 the Committee began pursuing a strategy of increasing the long term component of NEO total compensation. This was done in order to better mirror the total compensation of our public company peers and to build stock ownership in a way that was not possible before we became a publicly traded Company. This strategy resulted in an increase in the ALTIP Target Award Percentage amounts for each of the NEOs in 2006. Mr. Clayton’s ALTIP Target Award Percentage amount increased from 175% to 200%. Each of Messrs. Pollock (130% to 140%), Camacho (100% to 110%), and Hamm (90% to 100%), and Ms. Silvester (105% to 115%) also received increases in their ALTIP Target Award Percentage amounts. Mr. Lemasters received an incrementally higher ALTIP Target Award Percentage amount increase (from 60% to 85%), to reflect his promotion to CEO of Assurant Solutions. After announcing his retirement from the Company, Mr. Clayton chose to forego any pro-rated 2006 ALTIP Awards to which he was entitled.

As described above in the section entitled “Base Salary”, the Committee asked Mercer to conduct a study in early 2006 of Mr. Pollock’s total compensation as compared to other CEOs. The study demonstrated that Mr. Pollock’s long term incentive component was slightly below the 25th percentile of the CEO market data. The Committee therefore approved an increase in Mr. Pollock’s long term incentive component of total compensation from 140% to 160%. This is part of a long term process to correlate his long term incentive component to a level closer to the median of the peer group.

2006 SARs Premium. In 2006, based on the solid performance of the Company and its operating segments in 2005, the NEOs received the following premiums applied to their SAR awards based on their 2005 STIP Award multipliers:

Name	STIP Award Multiplier	Premium %
Mr. Pollock	1.62	15.5%
Mr. Camacho	1.76	19.0%
Ms. Silvester	1.62	15.5%
Mr. Hamm	1.45	11.25%
Mr. Lemasters	1.81	20.25%

Given the strong 2005 operating results of Assurant Solutions (where Mr. Camacho served as President and CEO for part of the year), Messrs. Camacho and Lemasters received higher premiums than the other NEOs.

2007 ALTIP Target Award Percentages. In December 2006, the Committee met to approve changes to ALTIP Target Award Percentages for four of the NEOs. ALTIP Target Award Percentages were analyzed in conjunction with the short term incentive and base salary elements of compensation. The survey data reflected that the allocation of compensation elements remained low with respect to long term incentives. In January, the Committee approved an increase in Mr. Pollock’s ALTIP Target Award Percentage based on the factors discussed in the section above entitled “Base Salary—2007 Base Salaries of NEOs”. Accordingly, the following ALTIP Target Award Percentages were approved:

Mr. Pollock	180%

Mr. Camacho	120%

Ms. Silvester	115%

Mr. Hamm	105%

Mr. Lemasters	100%

When these approved target percentages are converted into SARs and restricted stock, a premium or discount may be applied to the SARs (as described above) based upon 2006 short term incentive program performance.

Equity Grant Policy. Prior to December 2006, we followed a general practice of granting ALTIP Awards to NEOs once a year after a Committee meeting. Additional grants may have been made at other times in connection with promotions after receiving Committee approval.

In December 2006, the Committee adopted the Assurant, Inc. Equity Grant Policy (the “Equity Grant Policy”) in order to provide guidelines and uniformity in connection with the grant of SARs, restricted stock and any other equity-based compensation awards.

With respect to the equity awards granted under the ALTIP, the policy requires that all grants to NEOs will be approved by the Committee at an in-person or telephonic meeting. The Equity Grant Policy states that all ALTIP Awards will be granted on the second Thursday in March each year. If the Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, a second grant of ALTIP Awards will be approved by the Committee and will be granted on the second Thursday in November.

The Equity Grant Policy requires that all equity awards granted after December 2006 will be valued at the closing price of our Common Stock on the grant date. The base price for SARs will equal this price. The number of shares of Common Stock underlying an equity award that is expressed as a dollar amount will be determined as of the applicable grant date based on the relevant price and the other applicable valuation factors as of such grant date.

D. Benefits

In addition to the three principal components of total compensation discussed above, the NEOs also receive certain benefits.

Change in Control Severance Agreements. We have entered into change in control severance agreements (or “CIC Agreements”) with each of our NEOs. Our change in control severance agreements are intended to aid the Company in attracting and retaining executives by reducing the personal uncertainty and anxiety arising from a business combination. In our view, the severance multiple of three times base salary and bonus that each NEO receives is appropriate as it is the current standard for senior executives in many U.S. industries. The CIC Agreements also incorporate provisions to deal with the impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20% excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we may provide an excise tax gross-up in the change in control agreements. For more detailed information on the Change in Control Severance Agreements, please see the section entitled “Narrative to Potential Payments Upon Termination or Change in Control Table—Change in Control Severance Agreements” on p. 46.

Retirement Plans. We maintain the Supplemental Executive Retirement Plan (the “SERP”), the Executive Pension and 401(k) Plan (the pension portion is referred to as the “Executive Pension Plan” and the 401(k) portion is referred to as the “Executive 401(k) Plan”), and the Assurant Pension Plan (the “Pension Plan”). The goals of these retirement plans are to provide our NEOs with competitive levels of income replacement upon retirement as compared to the marketplace and to provide a package that will both attract and retain key talent in the Company. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($220,000 for 2006). The SERP is designed to supplement the other Company retirement plans noted above and Social Security so that total income replacement from these programs will equal 50% of the NEOs’ pre-retirement income. For further details on these plans, please see the Narratives to the Pension Benefits and Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Tables.

Executive Long Term Disability Plan. As part of our general benefits program, Assurant provides Long Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees’ monthly plan pay (which is generally defined as base salary plus the STIP Target Award Percentage amount), up to a maximum monthly benefit of $15,000. As an additional benefit, all participants in the SERP (including the NEOs) are eligible for Executive LTD coverage. Executive LTD goes beyond the LTD plan maximum to replace 60% of plan pay, up to a total (group + Executive LTD) maximum benefit per month of $25,000. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by Assurant.

E. Deferred Compensation Plans

Currently, each of the NEOs is eligible to participate in the Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with the American Jobs Creation Act of 2004’s (“Jobs Act”) definition of eligible compensation and distribution requirements. For further details on the ADC Plan, please see the Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

Prior to the adoption of the Jobs Act and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in the Assurant Investment Plan (the “AIP”). However, since the Jobs Act became effective, it was no longer efficient from a tax planning perspective to maintain the AIP. Therefore, the AIP has been frozen and currently only withdrawals may be made.

IV. Management Committee Stock Ownership

In 2004, our former parent company Fortis sold the majority of its ownership stake in Assurant through an initial public offering. At that point, the Committee sought to align management with stockholder interests. Therefore, we pursued a strategy to encourage the Management Committee to take ownership positions in our stock. The plan design of the ALTIP and the adoption of our Stock Ownership Guidelines are two examples of how the Committee has executed this strategy.

The ALTIP Awards consist of a 25% restricted stock component that vests 1/3 per year over a three year period. This feature was designed to promptly deliver restricted stock to the Management Committee. Similarly, the 75% SARs component of the ALTIP Awards have a relatively short exercise period of approximately two years after vesting. This feature was also designed with near-term Management Committee stock ownership in mind.

In January 2006, the Board of Directors adopted the following Stock Ownership Guidelines for Non-Employee Directors and the Management Committee:

Non-Employee Director	Must own 5 times the annual cash retainer received in Assurant stock

Chief Executive Officer	Must own 5 times current base salary in Assurant stock

President	Must own 4 times current base salary in Assurant stock

Chief Financial Officer	Must own 3 times current base salary in Assurant stock

Executive Vice President (including operating segment CEOs)	Must own 3 times current base salary in Assurant stock

Individuals have five years from the effective date of July 1, 2006, or five years from their appointment to a specified position (if appointed later), to acquire the required holdings. Eligible sources of shares include personal holdings, restricted stock, 401(k) holdings, and Employee Stock Purchase Plan (“ESPP”) shares. Until an individual meets these guidelines in the specified time, the individual would be prohibited from selling any shares that were the subject of an award granted after January 13, 2006.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation paid by the Company to the NEOs, or earned by the NEOs, for all services in all capacities during 2006.

Summary Compensation Table for Fiscal Year 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2]($)	All Other Compen- sation[5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Kerry Clayton[3],	2006	$296,990	$0	$ (17,154)[4]	$ 621,200[4]	$0	$1,208,144	$157,362	$2,266,542
Chief Executive Officer (Retired)
Robert B. Pollock, President and Chief Executive Officer	2006	$791,250	$0	$268,991	$1,318,321	$1,353,038	$660,855	$143,604	$4,536,059
Philip Bruce Camacho, Executive Vice President and Chief Financial Officer	2006	$612,000	$75,000	$150,892	$ 755,036	$1,046,520	$350,739	$222,874	$3,213,061
Lesley Silvester, Executive Vice President	2006	$471,000	$0	$130,819	$ 680,576	$684,599	$333,520	$81,963	$2,382,477
Donald Hamm, Executive Vice President; President and Chief Executive Officer of Assurant Health	2006	$459,000	$0	$102,247	$ 508,478	$543,915	$112,653	$88,429	$1,814,722
S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer of Assurant Solutions	2006	$459,000	$75,000	$75,519	$ 342,371	$605,880	$104,869	$88,073	$1,750,712

[1]

The restricted stock amounts reported in column (e) are consistent with the amount recognized for financial statement reporting purposes. Expense equal to the fair value of each restricted stock award (the closing price of Assurant, Inc. Common Stock from the trading day preceding the date of grant) is amortized over the applicable vesting period.

The SARs amounts reported in column (f) are consistent with the amount recognized for financial statement reporting purposes except for the application of a forfeiture rate. The fair value of each outstanding SAR was estimated on the date of grant using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 17 “Incentive Plans—Stock Appreciation Rights” of the Company’s Annual Report on Form 10K for the fiscal year ending December 31, 2006 for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

In connection with Mr. Clayton’s retirement, he forfeited 31,762 SARs awarded in 2004 and 83,696 SARs awarded in 2005. He also forfeited 5,314 shares of restricted stock awarded in 2004 and 5,957 shares of restricted stock awarded in 2005. None of the other NEOs forfeited SARs or restricted stock.

[2]

The change in the pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2005 to December 31, 2006. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2006 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2005. Present values of accumulated benefits at December 31, 2005 and December 31, 2006 use the same assumptions as included in the financial statements of the Company’s Annual Report on Form 10K for the fiscal years ending December 31, 2005 and December 31, 2006, respectively.

[3]

Mr. Clayton retired as Chief Executive Officer on March 17, 2006 and continued as an employee until the end of April 2006. Mr. Clayton declined the receipt of any ALTIP awards (restricted stock and SARs) to which he would have been entitled in 2006. Additionally, Mr. Clayton did not receive any non-equity incentive plan compensation (a STIP Award) for his service to the Company in 2006. The amount reported in the “Salary” column represents the amount of base salary earned through his last day of employment.

[4]

Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”) requires that previously recorded expense related to forfeited option awards and stock awards be reversed in the year the option awards and stock award are forfeited. The negative amount in the “Stock Awards” column for Mr. Clayton reflects the reversal of the expense recorded in prior periods for restricted stock that was forfeited in 2006. This reversal exceeded the expense recorded in 2006 for Mr. Clayton’s vested restricted stock awards.

There is also a reversed expense related to forfeitures included in the “Option Awards” column. However, it did not exceed the SARs award expense booked for Mr. Clayton during 2006. The primary reason the “Stock Awards” column amount is negative while the “Option Awards” column amount is positive is due to the different amortization expense schedules used for graded vesting (restricted stock) versus cliff vesting (SARs). The amortization expense schedule used for graded vesting is more accelerated than the straight line approach of cliff vesting.

[5]

The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive LTD; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; perquisites and other personal benefits; and gross up payments for taxes paid on reimbursements of conference expenses:

All Other Compensation
Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Tax Gross Up Payments	Total
J. Kerry Clayton	$2,518	$104,444	$15,400	$ 35,000[1]	$ 0	$157,362
Robert B. Pollock	$4,409	$121,749	$15,400	—	$2,046	$143,604
Philip Bruce Camacho	$4,165	$100,436	$15,400	$101,537[2]	$1,336	$222,874
Lesley Silvester	$4,509	$ 62,054	$15,400	—	$ 0	$81,963
Donald Hamm	$2,355	$ 50,986	$15,400	$ 16,382[3]	$3,306	$88,429
S. Craig Lemasters	$ 660	$ 49,142	$15,400	$ 19,668[4]	$3,203	$88,073

[1]

This amount includes (1) a Company contribution totaling $25,000 to The Joyce Theatre Foundation, of which Mr. Clayton is a trustee, in recognition of his outstanding contributions and service upon retirement as CEO and (2) Company paid expenses totaling $10,000 for financial planning services.

[2]

This amount includes (1) Company paid expenses totaling $50,264 for leasing an apartment in New York for Mr. Camacho’s use, including lease payments and incidental expenses. After Mr. Camacho moved out in October, the Company relinquished the apartment; (2) Company paid expenses totaling $26,720 for airfare and related commuting expenses incurred by Mr. Camacho in traveling to and from his primary residence in Georgia; (3) Company paid expenses totaling $12,489 for the payment of country club membership dues. These country club memberships are maintained for business entertainment purposes but may be used for personal use. The entire membership amount has been included, although we believe only a portion of this cost is a perquisite; (4) Company paid expenses totaling $10,000 for financial planning services; and (5) Company paid expenses related to spousal travel and accommodations for business conferences.

[3]

This amount includes (1) Company paid expenses totaling $8,288 for financial planning services; (2) Company paid expenses totaling $6,060 related to spousal travel and accommodations for business conferences; and (3) Company paid expenses totaling $2,034 for the payment of club membership dues. This club membership is maintained for business entertainment purposes but may be used for personal use. The entire membership amount has been included, although we believe only a portion of this cost is a perquisite.

[4]

This amount includes (1) Company paid expenses totaling $13,000 for financial planning services and (2) Company paid expenses totaling $6,668 related to spousal travel and accommodations for business conferences.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2006.

Grants of Plan-Based Awards Table for Fiscal Year 2006

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards[3]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

J. Kerry Clayton[4]	— — —	— — —	— — $ 0	— — $ 0	— — $ 0		— — —		— — —	— — —	— — —	— — —

Robert B. Pollock	04/01/2006 04/01/2006 —	03/09/2006 03/09/2006 —	— — $ 0	— — $791,250	— — $1,582,500		— — —		6,497 — —	— 109,894 —	$49.25 $49.25 —	$ 319,977 $1,139,601 —

Philip Bruce Camacho	04/01/2006 04/01/2006 —	03/09/2006 03/09/2006 —	— — $ 0	— — $612,000	— — $1,224,000		— — —		3,417 — —	— 63,431 —	$49.25 $49.25 —	$ 168,287 $ 657,780 —

Lesley Silvester	04/01/2006 04/01/2006 —	03/09/2006 03/09/2006 —	— — $ 0	— — $400,350	— — $ 800,700		— — —		2,749 — —	— 46,721 —	$49.25 $49.25 —	$135,388 $484,497 —

Donald Hamm	04/01/2006 04/01/2006 —	03/09/2006 03/09/2006 —	— — $ 0	— — $344,250	— — $ 688,500		— — —		2,330 — —	— 38,102 —	$49.25 $49.25 —	$114,753 $395,118 —

S. Craig Lemasters	04/01/2006 04/01/2006 —	03/09/2006 03/09/2006 —	— — $ 0	— — $344,250	— — $ 688,500		— — —		1,980 — —	— 35,651 —	$49.25 $49.25 —	$ 97,515 $369,701 —

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s STIP Target Award Percentage amount. The actual STIP Award earned by each NEO in 2006 is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]

As discussed further in the accompanying narrative section and the CD&A, the base price of 2006 SAR awards is equal to the closing price of Assurant, Inc. Common Stock from the trading day preceding the date of grant.

[3]	The grant date fair value of each restricted stock award was computed in accordance with FAS 123R as the closing price of Assurant, Inc. Common Stock from the trading day preceding the date of grant.

The grant date fair value of each outstanding SAR award was computed in accordance with FAS 123R using a Black-Scholes option-pricing model. Please see Footnote 17 “Incentive Plans—Stock Appreciation Rights” of the Company’s Annual Report on Form 10K for the fiscal year ending December 31, 2006 for a discussion of the Black-Scholes option-pricing model.

[4]	In connection with Mr. Clayton’s retirement, he declined any ALTIP awards to which he would have been entitled in 2006. In addition, he did not receive a pro-rated STIP Award for 2006.

Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables

The following is a brief description of the information disclosed in the above referenced tables. For details on our executive compensation program and the plans under which awards were granted, please see the CD&A.

Salary, Bonus and Non-Equity Incentive Plan Arrangements

The NEOs do not have written employment agreements. Instead, salary and non-equity incentive plan opportunities are established by the Committee on an annual basis. As noted in the section entitled “CD&A—2006 Base Salaries of NEOs”, the 2006 salaries for the NEOs (except Mr. Pollock) reflect a uniform 2% increase from 2005. To recognize the fact that Mr. Pollock would be taking on new responsibilities as CEO, the Committee increased Mr. Pollock’s base salary to $800,000 effective April 1, 2006. The 2006 salary amount reported for Mr. Pollock in the Summary Compensation Table is $791,250 (not $800,000) because his base salary was $765,000 for 3 months of 2006. For further details on his base salary increase, please see the above referenced section.

The Company awarded Messrs. Camacho and Lemasters cash bonuses for their outstanding work in obtaining a favorable litigation settlement in December 2006.

STIP Awards earned by the NEOs for 2006 are equal to the product of the NEO’s base salary, his or her STIP Target Award Percentage and a multiplier set by the Committee with respect to Assurant, Inc. or the NEO’s operating segment. Please see the section entitled “CD&A—Short Term Incentive Program” starting on p. 14 for further details.

Perquisites and Other Compensation

The amounts reported in column (i) of the Summary Compensation Table include premiums paid for Executive LTD Insurance during 2006; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; perquisites and other personal benefits; and gross up payments for taxes paid on reimbursements of conference expenses.

As part of our general benefits program, the Company provides LTD coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees’ monthly plan pay (which is generally defined as base salary plus STIP Target Award Percentage amount), up to a maximum monthly benefit per month of $15,000. As an additional benefit, all participants in the SERP (including the NEOs) are eligible for Executive LTD coverage. Executive LTD goes beyond the LTD plan maximum to replace 60% of plan pay, up to a total (group + Executive LTD) maximum benefit per month of $25,000. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by the Company.

The Company makes an annual contribution for each participant in the Executive 401(k) Plan equal to 7% of eligible compensation in excess of the IRC Section 401(a)(17) limit (which was $220,000 for 2006). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes disabled, or dies.

The Company also makes an annual contribution to employees participating in the Assurant 401(k) Plan. On or after the first day of the month following the completion of one year of eligibility service, the Company matches a percentage of pre-tax contributions deducted from eligible pay. Participants must be actively employed on the last regularly scheduled workday of the calendar year to be eligible for the Company contribution unless they retire, become disabled, or die during the year.

The Company provides gross up payments for taxes paid on reimbursements of conference expenses. Additionally, the Company pays for financial and tax planning services with a firm that is selected by the Company. The Company pays the full cost ($13,000 in 2006) of one initial “comprehensive” financial planning session and up to $10,000 over 5 years for ongoing financial planning sessions thereafter.

Equity Awards

Restricted stock granted on April 1, 2006 vests 1/3 each year on the anniversary of the grant over a three year period, subject to full acceleration upon a change in control of the Company or the relevant operating segment (as defined in the ALTIP) and subject to pro-rata acceleration upon the death, disability or retirement of the executive. The 2006 restricted stock awards were determined by multiplying the ALTIP Target Award Percentage amount, approved by the Committee, by the NEO’s base compensation on January 1, 2006 to come up with a target ALTIP Award value. Restricted stock awards represent 25% of the total target award value divided by the closing stock price of Assurant, Inc. Common Stock on the trading day preceding the date of grant. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. The applicable dividend rate during 2006 was $0.10 per share.

SAR awards granted on April 1, 2006 vest on December 31, 2008, subject to full acceleration upon a change in control of the Company or the relevant operating segment (as defined in the ALTIP), or pro-rata acceleration upon the participant’s retirement, death, or disability and have an expiration date of April 1, 2011. To the extent not previously exercised, all rights issued to executives in 2006 will automatically be exercised on the earliest of (i) the fifth anniversary of the date of grant, (ii) the second anniversary of the participant’s retirement, death or disability, (iii) the date the Company or relevant operating segment undergoes a change in control or (iv) ninety days following the participant’s termination of employment. SAR awards represent 75% of the total target award value divided by a Black-Scholes fair value. A SAR premium/discount may be applied to determine the final SAR awards. SAR award recipients do not have voting or dividend rights on the shares issuable under their SARs until the SAR is vested and exercised. For more information regarding the ALTIP and the premiums awarded to each NEO, please see the section entitled “CD&A —SAR Premium/Discount” on p. 18.

Both restricted stock and SARs are payable solely in shares and are delivered to the participant net of basic taxes, although the participant does have the right to request to pay all taxes in cash to receive all the shares.

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2006.

Outstanding Equity Awards Table for Fiscal Year 2006

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)		Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
J. Kerry Clayton	Converted SARs	[2]		—				0[4]		—	—
	2,684 3,119				$ $	25.07 21.56	04/30/2008 04/30/2008
	1,827 3,682 4,474 3,597 5,770 5,162 6,227 8,525 404,340 4,056 6,325 8,087 6,063 9,262 4,780 6,150 5,779 5,219 4,930				$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $	36.74 32.59 26.82 33.36 32.51 36.33 30.11 22.88 22.00 48.08 30.83 25.08 33.45 21.89 42.43 26.56 28.26 31.30 33.13	04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008 04/30/2008
All Other SARs
	66,957				$35.64		04/30/2008

Option Awards[1]						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert B. Pollock	Converted SARs[2]		—					—	—
	2,797 92,524 2,252 4,483 3,716 106,699 4,151 6,137 122,347 2,920 4,555 5,820 4,365 6,666 3,442 104,637			$ 26.82 $ 22.00 $ 33.36 $ 30.11 $ 36.33 $ 22.00 $ 32.51 $ 22.88 $ 22.00 $ 48.08 $ 30.83 $ 25.08 $ 33.45 $ 21.89 $ 42.43 $ 22.00	01/01/2010 01/01/2010 01/01/2010 01/01/2011 01/01/2011 01/01/2011 01/01/2011 01/01/2012 01/01/2012 01/01/2012 01/01/2012 01/01/2013 01/01/2013 01/01/2013 01/01/2013 01/01/2013
		5,691[5]		$ 26.56	01/01/2014
		82,473[5]		$ 22.00	01/01/2014
		5,348[5]		$ 28.26	01/01/2014
		4,564[5]		$ 33.13	01/01/2014
		4,831[5]		$ 31.30	01/01/2014

All Other SARs
		88,659[6]		$ 35.64	06/30/2010
		109,894[7]		$ 49.25	04/01/2011
						3,060[8]	$ 169,065
						4,207[8]	$ 232,437
						6,497[8]	$ 358,959

Philip Bruce Camacho	Converted SARs[2]		—					—	—
	22,582			$ 22.00	01/01/2012
	20,373			$ 22.00	01/01/2013
		16,073[5]		$ 22.00	01/01/2014

		39,944[5]		$ 26.56	01/01/2014

	All Other SARs	51,889[6]		$ 35.64	06/30/2010
		7,000[6]		$ 38.08	08/12/2010
		63,431[7]		$ 49.25	04/01/2011
						825[8]	$ 45,581
						2,462[8]	$ 136,026
						334[8]	$ 18,454
						3,417[8]	$ 188,789

Option Awards[1]						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lesley Silvester	Converted SARs[2]		—					—	—
	580 338 499 559 453 460 2,309 2,064 2,491 3,410 67,966 1,622 2,530 3,230 2,426 3,705 1,912 58,124			$ 21.56 $ 36.74 $ 25.07 $ 26.82 $ 33.36 $ 32.59 $ 32.51 $ 36.33 $ 30.11 $ 22.88 $ 22.00 $ 48.08 $ 30.83 $ 25.08 $ 33.45 $ 21.89 $ 42.43 $ 22.00	01/01/2009 01/01/2009 01/01/2009 01/01/2010 01/01/2010 01/01/2010 01/01/2011 01/01/2011 01/01/2011 01/01/2012 01/01/2012 01/01/2012 01/01/2012 01/01/2013 01/01/2013 01/01/2013 01/01/2013 01/ 01/2013
		3,166[5]		$ 26.56	01/01/2014
		45,818[5]		$ 22.00	01/01/2014
		2,972[5]		$ 28.26	01/01/2014
		2,536[5]		$ 33.13	01/01/2014
		2,683[5]		$ 31.30	01/01/2014
All Other SARs
		47,757[6]		$ 35.64	06/30/2010
		46,721[7]		$ 49.25	04/01/2011
						2,041[8]	$ 112,765
						2,266[8]	$ 125,197
						2,749[8]	$ 151,882
Donald Hamm	Converted SARs[2]		—					—	—
	32,065			$ 21.89	01/01/2013
		12,409[5]		$ 22.00	01/01/2014
		28,978[5]		$ 28.26	01/01/2014
All Other SARs
		39,914[6]		$ 35.64	06/30/2010
		38,102[7]		$ 49.25	04/01/2011
						637[8]	$ 35,194
						1,894[8]	$ 104,644
						2,330[8]	$ 128,733
S. Craig Lemasters	Converted SARs[2]		—					—	—
	4,934			$ 22.00	01/01/2011
	6,921			$ 32.51	01/01/2011
	8,898			$ 22.00	01/01/2012
	16,065			$ 22.88	01/01/2012
	15,806			$ 25.08	01/01/2013
	7,891			$ 22.00	01/01/2013
		6,220[5]		$ 22.00	01/01/2014
		15,461[5]		$ 26.56	01/01/2014
All Other SARs
		15,876[6]		$ 35.64	06/30/2010
		10,000[6]		$ 38.08	08/12/2010
		35,651[7]		$ 49.25	04/01/2011
						753[8]	$ 41,603
						467[8]	$ 25,802
						1,980[8]	$ 109,395

[1]

These columns represent awards under the ALTIP (and its predecessor plans). Awards are either SARs or restricted stock. The Company does not currently award any other options or units of stock to NEOs.

[2]

For Mr. Clayton, the SAR Expiration Date is 2 years after his date of retirement of April 30, 2006. For the other NEOs, the SAR Expiration Date is 10 years from the date of grant for awards granted before 2005 and 5 years from the date of grant for awards granted after 2005.

Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan (“AAIR Plan”), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights (“AAIR Plan rights”). In 2005, the Company decided it no longer wished to issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. “Converted SARs” refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

[3]	Value was determined using the December 29, 2006 market value closing price of Assurant, Inc. Common Stock of $55.25.

[4]

Mr. Clayton has no unvested restricted stock awards. Upon his retirement, vesting was accelerated on a pro-rata basis. Please refer to the Option Exercises and Stock Vested Table for additional information.

[5]	Award vested on January 1, 2007.

[6]	Award vests on December 31, 2007.

[7]	Award vests on December 31, 2008.

[8]	Awards vest 1/3 each year from the date of grant over a 3 year period.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2006, and all of the shares of restricted stock held by the NEOs that became vested during 2006 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2006

Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
(a)	(b)	(c)		(d)	(e)
J. Kerry Clayton	—		—	6,357 5,829	$ $	276,021 280,783
Robert B. Pollock	41,594		$2,286,831	3,052 2,103	$ $	132,518 100,313
Philip Bruce Camacho	19,217 22,196	$ $	976,788 1,220,341	824 1,231 166	$ $ $	35,778 58,719 8,360
Lesley Silvester	54,844		$3,097,051	2,034 1,133	$ $	88,316 54,044
Donald Hamm	8,359		$457,381	636 947	$ $	27,615 45,172
S. Craig Lemasters	—		—	377 233	$ $	17,983 11,734

[1]	Value realized on vesting and/or exercise was determined by using the closing price of Assurant, Inc. Common Stock from the trading day preceding the vesting or exercise date, as applicable.

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the Supplemental Executive Retirement Plan (the “SERP”) and the pension portion of the Executive Pension and 401(k) Plan1 (the “Executive Pension Plan”), and the other is our broad-based, tax qualified, defined benefit pension plan, the Assurant Pension Plan (the “Pension Plan”).

The table below describes each plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2006

Name	Plan Name[2]	Number of Years of Credited Service[3] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. Kerry Clayton[4]	Pension Plan	28.8	$670,700	$29,831	[4]
	Executive Pension Plan	28.8	$0	$441,846	[4]
	SERP	20.0	$11,585,067	$526,799	[4]
Robert B. Pollock	Pension Plan	24.5	$331,163	$0
	Executive Pension Plan	24.5	$206,099	$0
	SERP	20.0	$6,248,091	$0
Philip Bruce Camacho	Pension Plan	16.6	$143,865	$0
	Executive Pension Plan	16.6	$557,896	$0
	SERP	7.4	$694,991	$0
Lesley Silvester	Pension Plan	21.0	$447,839	$0
	Executive Pension Plan	21.0	$269,157	$0
	SERP	20.0	$4,892,682	$0
Donald Hamm	Pension Plan	18.0	$239,848	$0
	Executive Pension Plan	18.0	$149,541	$0
	SERP	18.4	$2,436,799	$0
S. Craig Lemasters[5]	Pension Plan	17.5	$155,250	$0
	Executive Pension Plan	17.5	$312,546	$0
	SERP	—	—	—

[1]

The 401(k) portion of the Executive Pension and 401(k) Plan is a nonqualified defined contribution plan and is reflected in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table. The pension portion of this plan is considered a nonqualified defined benefit plan and is therefore reflected in this table.

[2]	Please see the accompanying narrative section for detailed explanations of the plans referenced in this table.

[3]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

[4]

Mr. Clayton remained an employee of the Company until the end of April 2006. Payment of both his SERP and Pension Plan benefits commenced on May 1, 2006 and represent eight months of annuity payments. His Executive Pension Plan benefit was paid in two separate lump sum payments in 2006 (July 1 and November 1) totaling $441,846.

[5]	In July 2006, the Compensation Committee approved Mr. Lemasters for SERP membership, effective January 1, 2007.

Narrative to the Pension Benefits Table

The following is a brief description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Assurant Pension Plan on January 1st or July 1st after completing one year of service with the Company. Credited service for determining a participant’s benefit begins after he or she participates in the plan and has no limit. Eligible compensation under this plan is limited by Internal Revenue Code (“IRC”) Section 401(a)(17) (which was $220,000 for 2006) and generally includes recurring payments such as base salary, STIP Awards, and sales commission, if applicable. Eligible compensation also includes amounts deferred under the Assurant Deferred Compensation Plan in the year deferred.

Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Anyone joining (or rejoining) the plan after December 31, 2000 will have his or her benefits determined under the current pension formula.

Messrs. Pollock and Hamm and Ms. Silvester are covered under the prior plan formula. Messrs. Camacho and Lemasters are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately before the participant’s termination of employment. Annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones. For years 1 through 10, the credit is 3%; for years 11 through 20, it is 6%; for years 21 through 30 it is 9%; and for years over 30, it is 12%.

The prior plan benefit is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35.

The Normal Retirement Age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula may elect to commence his or her benefit immediately following termination of employment if the lump sum value of the benefit is under $15,000. Otherwise, the participant can commence his or her benefit at age 55, providing he or she has ten years of service, or at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65.

A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All NEOs are 100% vested.

If the participant is married, the normal form of payment is a joint and 50% survivor annuity. If the participant is not married, the normal form of payment is a life annuity. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity.

For Messrs. Camacho and Lemasters, benefits are determined under the current plan formula. Under the current plan formula, the present value of accumulated benefits at December 31, 2006 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2006, but not less than the present value of accrued benefits under the prior plan formula. For Messrs. Pollock and Hamm and Ms. Silvester, benefits are determined under the prior plan formula. Under the prior plan formula, the present value of accumulated benefits at December 31, 2006 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, which is the plan’s Normal Retirement Age; (2) the executives will receive their payments in the form of an annuity; and (3) the present value of annuity benefits is based on an interest rate assumption of 5.89% and the RP 2000 generational mortality table.

The Executive Pension Plan

Eligible employees may generally begin participating in the Executive Pension Plan on January 1st or July 1st after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under IRC Section 401(a)(17) (which was $220,000 for 2006). Eligible compensation under this plan generally includes recurring payments such as base salary, STIP Awards, and sales commission, if applicable. Eligible compensation also includes amounts deferred under the Assurant Deferred Compensation Plan in the year deferred.

For participants who are covered under a prior plan formula, eligible compensation was capped for 2006 at $345,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan.

Messrs. Pollock and Hamm and Ms. Silvester are covered under the prior plan formula. Messrs. Camacho and Lemasters are covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at Normal Retirement Age (age 65), recognizing all eligible compensation (not subject to the IRC Section 401(a)(17) limit) reduced by the benefit payable under the Pension Plan (which is subject to the IRC Section 401(a)(17) limit). The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit.

A participant becomes vested in the benefits under the Executive Pension Plan after three years of service, if the participant has elected to participate in the current plan formula, and after five years of service, if the participant has elected to participate in the prior plan formula. All of the NEOs are currently 100% vested in their Executive Pension Plan benefit.

The present value of the accumulated benefits under this plan used the same assumptions and methodologies as the Assurant Pension Plan described above, except, under the prior plan formula the pension is only paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2006 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2006 offset by the Assurant Pension Plan Benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2006 is based on the benefit produced under the prior plan’s formula converted to a lump sum payment at Normal Retirement Age 65. The lump sum conversion basis at retirement consists of (1) an interest rate assumption derived from a segmented yield curve (5.32% during the first 5 years, 5.70% for the next 15 years and 6.07% thereafter) as of December 31, 2006 and (2) the RP 2000 Mortality table with projection. The present value of the lump sum payment is determined using a pre-retirement interest rate of 5.89%.

The SERP

To participate in the SERP, an executive is nominated by the Company and approved by the Compensation Committee. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to the “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. Mr. Camacho has an additional offset which is actuarially equal to the payment he will receive from his Severance Agreement with American Bankers Insurance Group. The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and attainment of the plan’s Normal Retirement Age, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Eligible compensation under the SERP includes the participant’s most recent base salary plus the target STIP Award approved by the Compensation Committee. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Compensation Committee.

In 2006, based on a study of the market practice, the Compensation Committee approved a change to the Normal Retirement Age from age 60 to age 62. This change will be effective only for participants joining the SERP during 2007 or later. Since Mr. Lemasters was approved for participation in the SERP effective January 1, 2007, the change in Normal Retirement Age applies to him.

A participant is not vested in any of his or her benefits under the SERP until the second anniversary of the date he or she commences participation in the plan. On the second anniversary of participation, the participant vests in the SERP benefit at the rate of 3% for each month of employment thereafter with the Company. A participant will become 100% vested in his or her SERP benefit in the event of death or disability. If a participant is terminated for cause, as defined in the SERP, or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers, then the participant will forfeit any remaining SERP benefits.

The participant may commence his or her vested SERP benefit at any time following termination as elected by the participant in his or her Joinder Agreement. If the participant commences his or her benefit prior to Normal Retirement Age then the SERP benefit will be reduced on an actuarially equivalent basis from Normal Retirement Age to the date the benefit actually commences.

The default form of payment under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity. The participant may also elect to have his or her SERP benefit paid in any optional benefit form permitted under the Pension Plan. Similar to the lump sum payment, each of these optional forms are the actuarial equivalent of the SERP benefit. A participant may elect to change the date on which the SERP benefit will commence up until one year prior to the participant’s termination date. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Mr. Pollock and Ms. Silvester are 100% vested in their SERP benefit. Mr. Hamm is 36% vested in his SERP benefit and Mr. Camacho is 72% vested in his SERP benefit. Mr. Pollock and Ms. Silvester have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained Normal Retirement Age as of fiscal year end 2006; therefore, if they terminate employment and according to their Joinder agreements elected to receive plan benefits immediately, their SERP benefit would be actuarially reduced to their respective ages. Mr. Clayton remained an employee of the Company until the end of April 2006 and has started receiving his benefit in which he was fully vested and had attained the full 20 years of credited service. His benefit is based on his 2006 salary rate of $890,970 and his pre-retirement 2006 STIP Target Award Percentage of 110%.

The present value of the accumulated benefits at December 31, 2006 was determined based on the December 31, 2006 accrued benefit using the base salary, target STIP Award and credited service at

December 31, 2006. For Mr. Camacho, the present value of his accumulated benefits reflects an additional offset of the retirement payment he will receive from his Severance Agreement with American Bankers Insurance Group. The present value of the accumulated benefits at December 31, 2006 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s Normal Retirement Age, (2) the executives will receive their benefits in accordance with their current form of payment elections stated in their Joinder agreements (Messrs. Clayton, Pollock and Camacho have elected annuity forms of payment; Mr. Hamm and Ms. Silvester have elected single lump sum form of payment), (3) the present value of annuity benefits are determined using an interest rate of 5.89% and the RP 2000 generational mortality table, (4) the present value of single lump sum benefits are determined using an interest rate of 5.89% to the retirement date and a lump sum conversion factor at retirement, and (5) the lump sum conversion basis at retirement for Ms. Silvester is based on an interest rate of 4.75% and the 1994 Group Annuity Mortality Table; for Mr. Hamm, this is based on a segmented yield curve (5.32% during the first 5 years, 5.70% for the next 15 years and 6.07% thereafter) and the RP 2000 Mortality table with projection.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Messrs. Clayton, Pollock, Camacho and Lemasters all have prior service that was not recognized.

For purposes of determining the amount of benefits payable under the SERP, the credited service is capped at 20 years. Actual years of service with the Company may be greater.

Payments During Last Fiscal Year

Only Mr. Clayton, who retired in 2006, received payments during the last fiscal year. Mr. Clayton elected to commence his annual Pension Plan benefit on May 1, 2006 in the form of a Joint and 100% Survivor Annuity. As previously elected in his Joinder Agreement, Mr. Clayton elected to commence his SERP benefit on May 1, 2006 in the form of a Joint and 100% Survivor Annuity (totaling $526,799 for the eight months he was retired in 2006). In addition, Mr. Clayton received two separate lump sum payments in 2006 (July 1, 2006 and November 1, 2006) totaling $441,846 from the Executive Pension Plan in accordance with IRC Section 409A.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the Assurant Deferred Compensation Plan (the “ADC Plan”), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the “AIP”), which was frozen in December 2004, was a predecessor of the ADC Plan in which NEOs still have balances that can be withdrawn. The 401(k) portion of the Executive Pension and 401(k) Plan1 (the “Executive 401(k)”) is a defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2006

Name	Plan	Executive Contributions in Last FY2 ($)		Registrant Contributions in Last FY ($)[2,3]		Aggregate Earnings in Last FY2 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)		(c)		(d)	(e)	(f)
J. Kerry Clayton	ADC Plan	$0		$0	[4]	$0	$0	$0
	AIP	—	[5]	—	[5]	$465,078	$1,750,271	$6,766,393
	Executive 401(k)	—	[5]	$104,444		$-1,866	$1,005,194	$0
	TOTAL	$0		$104,444		$463,212	$2,755,465	$6,766,393
Robert B. Pollock	ADC Plan	$584,010		$0	[4]	$27,484	$0	$847,410
	AIP	—	[5]	—	[5]	$773,749	$158,256	$8,218,280
	Executive 401(k)	—	[5]	$121,749		$51,812	$0	$863,639
	TOTAL	$584,010		$121,749		$853,045	$158,256	$9,929,329
Philip Bruce Camacho	ADC Plan	$0		$0	[4]	$0	$0	$0
	AIP	—	[5]	—	[5]	$-13,683	$322,494	$0
	Executive 401(k)	—	[5]	$100,436		$34,331	$0	$372,209
	TOTAL	$0		$100,436		$20,648	$322,494	$372,209
Lesley Silvester	ADC Plan	$317,743		$0	[4]	$9,783	$0	$327,526
	AIP	—	[5]	—	[5]	$187,077	$159,659	$2,787,204
	Executive 401(k)	—	[5]	$62,054		$36,710	$0	$432,618
	TOTAL	$317,743		$62,054		$233,570	$159,659	$3,547,348
Donald Hamm	ADC Plan	$489,375		$0	[4]	$43,900	$0	$533,275
	AIP	—	[5]	—	[5]	$0	$0	$0
	Executive 401(k)	—	[5]	$50,986		$10,583	$0	$259,012
	TOTAL	$489,375		$50,986		$54,483	$0	$792,287
S. Craig Lemasters	ADC Plan	$0		$0	[4]	$10,987	$0	$73,376
	AIP	—	[5]	—	[5]	$42,084	$0	$343,987
	Executive 401(k)	—	[5]	$49,142		$5,591	$0	$173,512
	TOTAL	$0		$49,142		$58,662	$0	$590,875

[1]

The pension portion of the Executive Pension and 401(k) Plan is a nonqualified defined benefit plan and is reflected the Pension Benefits Table. The 401(k) portion of this plan is considered a nonqualified defined contribution plan and is therefore reflected in this table.

[2]

The amounts in column (c) were reported in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Clayton, $104,444 of Company contributions to the Executive 401(k) (Mr. Clayton was entitled to receive this benefit in 2006 as a retiree); for Mr. Pollock, $121,749 of Company contributions to the Executive 401(k); for Mr. Camacho, $100,436 of Company contributions to the Executive 401(k); for Ms. Silvester, $62,054 of Company contributions to the Executive 401(k); for Mr. Hamm, $50,986 of Company contributions to the Executive 401(k); and for Mr. Lemasters, $49,142 of Company contributions to the Executive 401(k).

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan and the AIP, as applicable, represent the capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2006. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k), the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2006. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

[3]

The Executive 401(k) amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2007.

[4]	The Company does not currently make any contributions to the ADC Plan.

[5]	Since the AIP has been frozen since December 2004, no contributions could have been made during fiscal year 2006. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a brief description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

The ADC Plan allows its participants to defer current compensation on a pre-tax basis. Contributions to the ADC Plan are eligible to receive tax deferred earnings. The plan is a nonqualified plan that is not subject to the IRC limitations that apply to tax qualified plans. Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company. The ADC Plan is offered to employees who earn at least $125,000 in annual base salary or are reasonably expected to have a total annual compensation (base salary, commissions, and bonuses) of at least $200,000 and to all members of the Board of Directors.

Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Incentive payments include the annual STIP Awards paid under the EMIP and any other non-base salary cash compensation paid to participants under any other incentive plan or bonus arrangement of the Company relating to services performed during any calendar year, including but not limited to, commissions, special incentives or bonuses, lump sum change in control payments and eligible severance payments. Long term incentive awards are not eligible for deferral.

The ADC Plan requires a minimum annual deferral of $2,000 per type of compensation (i.e. base salary, incentive payments or director fees). Participants may defer no more than 50% of annual base salary and may defer up to a 100% of annual incentive payments and director fees. A participant is at all times 100% vested in his or her deferral account.

The participants select among various publicly available mutual funds in which to invest the deferred compensation on a tax deferred basis. Each deferral amount is credited to an account on the books of the Company. That account is then credited with earnings and losses based on the performance of the mutual funds.

Participants have the ability to change their investment elections. Currently, the Company does not provide any above market earnings or preferential earnings to the participants.

Each deferral must remain in the plan for at least one full calendar year, until July 1 of the next year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. In order to make withdrawals from the ADC Plan, the participant, at the time of election of deferrals, must irrevocably elect to receive a future fixed date payout. This provides for deferrals to be made payable within 60 days of July 1 of the plan year specified. Each fixed date payout will be a lump sum payment in an amount that is equal to the selected portion of that year’s deferral amount. Participants also have the choice to divide their plan year deferrals into 25% increments and to make different fixed date payout elections for each such portion. At the time of deferral, the participant may irrevocably elect to receive payments subject to the fixed date payout election at the earlier of the specified July 1 fixed date payout date or his or her termination, or, instead to receive such amounts at the specified July 1 fixed date payout date regardless of any intervening termination.

Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and an administrator. Payments are made as soon as practicable following the close of the calendar quarter in which the termination takes place. As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP

Prior to the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain third-party mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

After termination, each of the NEOs has five or ten years to withdraw his or her money from the AIP. If the participant did not sign a non-competition and non-solicitation provision, he or she has up to two years to withdraw money from the AIP if he or she terminates employment or five years in the case of death, disability or retirement. If the participant did sign a non-competition and non-solicitation provision, he or she has up to five years to withdraw in the case of termination, or ten years in the case of death, disability or retirement.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under IRC Section 401(a)(17). Eligible compensation under this plan generally includes recurring payments such as base salary, STIP Awards, sales commission and amounts deferred under the ADC Plan in the year deferred.

The Company makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC Section 401(a)(17) limit (which was $220,000 for 2006). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant dies, becomes disabled, or retires. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These contributions are credited with earnings and losses based on the performance of the mutual funds. Currently, the Company does not provide any above market earnings or preferential earnings to the participants.

Eligibility for retirement is defined as age 55 and completion of ten years of service. Ms. Silvester is the only NEO who meets the retirement criteria under this plan. Please see footnote 5 of the Summary Compensation Table for quantification of Company contributions to the Executive 401(k) Plan in 2006.

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. The lump sum represents the accumulated value of Company contributions and deemed earnings and losses. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments upon Termination or Change in Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would receive at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2006.

Potential Payments upon Termination or Change in Control Table

Name	Payout if Terminated Voluntarily 12/31/06 (Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/06 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/06[2]		Payout if Terminated Upon Change in Control 12/31/06		Payout if Terminated Upon Death 12/31/06	Payout if Terminated Upon Disability 12/31/06
	(a)	(b)	(c)		(d)		(e)	(f)
J. Kerry Clayton[3]
Compensation
Base Salary	—	$296,990	—		—		—	—
STIP Award	—	$0	—		—		—	—
Long Term Incentive Program
SARs: Unvested and Accelerated	—	$3,580,617	—		—		—	—
Restricted Stock: Unvested and Accelerated	—	$280,783	—		—		—	—
Benefits and Perquisites
Executive Pension Plan	—	$441,846	—		—		—	—
SERP	—	$526,799	—		—		—	—
Executive 401(k)Plan	—	$1,005,194	—		—		—	—
Welfare Benefit Lump Sum	—	$0	—		—		—	—
Severance	—	$0	—		—		—	—
Outplacement	—	$0	—		—		—	—
Gross Up on Excise Taxes	—	—	—		—		—	—
TOTAL	—	$6,132,229	—		—		—	—

Robert B. Pollock
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$791,250		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0	—	$0		$5,664,461		$4,569,176	$4,569,176
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$760,461		$376,805	$376,805
Benefits and Perquisites
Executive Pension Plan[6]	$232,106	—	$232,106		$232,106		$214,415	$477,230
SERP[7]	$6,248,091	—	$6,248,091		$7,927,620	[8]	$6,655,234	$8,332,357
Executive 401(k)Plan[9]	$863,639	—	$863,639		$863,639		$863,639	$863,639
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$25,150		$0	$0
Severance	$0	—	$0	[11]	$4,800,000		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$3,948,639		—	—
TOTAL	$7,343,836	—	$7,343,836		$25,038,326		$12,679,269	$14,619,207

Name	Payout if Terminated Voluntarily 12/31/06 (Not Retirement)[1]		Payout if Terminated Voluntarily 12/31/06 (Retirement)[1]		Payout if Terminated Involuntarily 12/31/06[2]		Payout if Terminated Upon Change in Control 12/31/06		Payout if Terminated Upon Death 12/31/06	Payout if Terminated Upon Disability 12/31/06
	(a)		(b)		(c)		(d)		(e)	(f)
Philip Bruce Camacho
Compensation
Base Salary	$0		—		$0		$0		$0	$0
STIP Award	$0		—		$0		$612,000		$0	$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	$0		—		$0		$3,198,728		$2,550,914	$2,550,914
Restricted Stock: Unvested and Accelerated[5]	$0		—		$0		$388,850		$178,181	$178,181
Benefits and Perquisites
Executive Pension Plan[6]	$540,812		—		$540,812		$540,812		$554,251	$2,269,153
SERP[7]	$0	[13]	—		$0	[13]	$2,022,223	[8]	$762,100	$4,217,811
Executive 401(k)Plan[9]	$372,209		—		$372,209		$372,209		$372,209	$372,209
Welfare Benefit Lump Sum[10]	$0		—		$0	[11]	$28,371		$0	$0
Severance	$0		—		$0	[11]	$3,672,000	[14]	$0	$0
Severance Agreement with American Bankers Insurance Group	$612,000		—		$612,000		$0	[14]	$918,000	$306,000
Outplacement	$0		—		$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—		—		—		$2,946,407		—	—
TOTAL	$1,525,021		—		$1,525,021		$13,806,600		$5,335,655	$9,894,268

Lesley Silvester
Compensation
Base Salary	—		$0		$0		$0		$0	$0
STIP Award	—		$0		$0		$400,350		$0	$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	—		$2,490,320		$2,490,320		$3,031,694		$2,490,320	$2,490,320
Restricted Stock: Unvested and Accelerated[5]	—		$207,188		$207,188		$389,844		$207,188	$207,188
Benefits and Perquisites
Executive Pension Plan[6]	—		$290,676		$290,676		$290,676		$268,730	$396,284
SERP[7]	—		$4,892,677		$4,892,677		$4,939,580	[8]	$4,893,131	$5,061,717
Executive 401(k)Plan[9]	—		$432,618		$432,618		$432,618		$432,618	$432,618
Welfare Benefit Lump Sum[10]	—		$0	[11]	$0	[11]	$19,927		$0	$0
Severance	—		$0	[11]	$0	[11]	$2,614,050		$0	$0
Outplacement	—		$0	[11]	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—		—		—		$1,546,847		—	—
TOTAL	—		$8,313,479		$8,313,479		$13,690,586		$8,291,987	$8,588,127

Donald Hamm
Compensation
Base Salary	$0		—		$0		$0		$0	$0
STIP Award	$0		—		$0		$344,250		$0	$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	$0		—		$0		$2,206,047		$1,781,272	$1,781,272
Restricted Stock: Unvested and Accelerated[5]	$0		—		$0		$268,570		$124,589	$124,589
Benefits and Perquisites
Executive Pension Plan[6]	$168,424		—		$168,424		$168,424		$155,708	$389,617
SERP[7]	$1,002,934		—		$1,002,934		$3,562,063	[8]	$2,785,920	$3,467,233
Executive 401(k)Plan[9]	$259,012		—		$259,012		$259,012		$259,012	$259,012
Welfare Benefit Lump Sum[10]	$0		—		$0	[11]	$19,508		$0	$0
Severance	$0		—		$0	[11]	$2,409,750		$0	$0
Outplacement	$0		—		$0	[11]	$25,000	[12]	$0	$0

Name	Payout if Terminated Voluntarily 12/31/06 (Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/06 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/06[2]		Payout if Terminated Upon Change in Control 12/31/06		Payout if Terminated Upon Death 12/31/06	Payout if Terminated Upon Disability 12/31/06
	(a)	(b)	(c)		(d)		(e)	(f)
Gross Up on Excise Taxes	—	—	—		$2,213,924		—	—
TOTAL	$1,430,370	—	$1,430,370		$11,476,548		$5,106,501	$6,021,723
S. Craig Lemasters
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$344,250		$0	$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	$0	—	$0		$1,347,322		$1,037,963	$1,037,963
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$176,800		$70,168	$70,168
Benefits and Perquisites
Executive Pension Plan[6]	$312,546	—	$312,546		$312,546		$312,546	$1,285,800
SERP[15]	—	—	—		—		—	—
Executive 401(k)Plan[9]	$173,512	—	$173,512		$173,512		$173,512	$173,512
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$8,644		$0	$0
Severance	$0	—	$0	[11]	$2,409,750		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$1,276,493		—	—
TOTAL	$486,058	—	$486,058		$6,074,317		$1,594,189	$2,567,443
[1]

As of December 31, 2006, (excluding Mr. Clayton) only Ms. Silvester met the requirements to be considered “retired” by the Company (age 55 with 10 years of service). Therefore, if Ms. Silvester were to terminate voluntarily, it would be considered a retirement and the column entitled “Payout if Terminates Voluntarily (Not Retirement)” is not applicable to Ms. Silvester. Since none of the other NEOs qualify for retirement, the column entitled “Payout if Terminates Voluntarily (Retirement)” is not applicable to them.

[2]

The values in this column reflect involuntary termination not for cause. In the event of involuntary termination for cause, the same amounts would be payable except as follows: (1) the NEOs would not receive a SERP payment and (2) Mr. Camacho would also not receive any payment under his Severance Agreement with American Bankers Insurance Group.

[3]

Mr. Clayton retired at the end of April 2006. Column (b) reflects the actual amounts that he was paid upon retirement. The unvested and accelerated SARs and restricted stock amounts reflect pro-rata acceleration of vesting and are based on the stock price of $48.17 on April 28, 2006. The unvested and accelerated SAR amounts assume an exercise date of May 1, 2006. Benefit amounts reflect the payments he received upon retirement. The SERP value reflects the payment received for the eight months in 2006 that he was retired.

[4]

These amounts assume an exercise date of January 1, 2007 and are based on the closing stock price of $55.25 from the previous trading day. These amounts also reflect accelerated vesting in the event of a change in control and pro-rata vesting in the event of death, disability or retirement.

[5]

These amounts assume accelerated vesting of all unvested restricted stock on December 31, 2006 based on the closing stock price of $55.25 from the previous trading day. These amounts also reflect accelerated vesting in the event of a change in control and pro-rata vesting in the event of death, disability or retirement.

[6]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[7]	SERP payments are all shown as the present value of the retirement benefit.

[8]

Upon a change in control (under the SERP), participants are granted 3 additional years of benefit service (capped at 20 years) and are considered 3 years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[9]

This amount includes the Company contribution to the Executive 401(k) Plan which was made in February 2007 since that amount would have been payable to a NEO if he or she terminated on December 31, 2006.

[10]

This represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2006 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[11]

Although no agreements exist with respect to the exact severance amounts a NEO would receive upon voluntary termination (retirement) or involuntary termination (other than Mr. Camacho’s Severance Agreement with American Bankers Insurance Group), the Company may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO’s termination.

[12]	This represents the Company’s best estimate of the costs of outplacement services for a NEO.

[13]

Under the terms of the SERP Joinder Agreement, in these circumstances Mr. Camacho’s benefit is offset by the payment under his Severance Agreement with American Bankers Insurance Group; therefore the amount is $0.

[14]	If Mr. Camacho’s employment is terminated upon a change in control, his Change in Control Severance Agreement with Assurant, Inc. will govern.

[15]	Mr. Lemasters has been approved for SERP membership effective January 1, 2007. Therefore, as of December 31, 2006, this column was not applicable to him.

Narrative to the Potential Payments upon Termination or Change in Control Table

The following is a brief description of the information reported in the Potential Payments upon Termination or Change in Control Table, including the material terms of the Change in Control Severance Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table”. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table”. Additional information on the ALTIP is described in the CD&A and the section entitled “Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables.”

Accelerated and Pro-rated Vesting of Restricted Stock and SARs

For each of the NEOs, the ALTIP provides for accelerated vesting of restricted stock and SARs in the event of a change in control. In 2006, upon termination due to death, disability or retirement, NEOs were entitled to receive a pro-rata portion of their unvested ALTIP SARs and restricted stock1. The remaining unvested ALTIP SARs and restricted stock would have been forfeited. Additionally, since Ms. Silvester meets eligibility standards for retirement, if she were to have left voluntarily or involuntarily, it would be considered retirement and she would receive pro-rata vesting of restricted stock and SARs.

The SERP

Mr. Pollock and Ms. Silvester are 100% vested in their SERP benefit. Mr. Hamm is 36% vested in his SERP benefit and Mr. Camacho is 72% vested in his SERP benefit. Mr. Pollock and Ms. Silvester have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs attained Normal Retirement Age as of fiscal year end 2006; therefore, if they terminate employment, their SERP benefit would be actuarially reduced to their respective ages. Mr. Clayton remained an employee of the Company until the end of April 2006 and has started receiving his benefit in which he was fully vested and had attained the full 20 years of credited service. His benefit is based on his 2006 salary rate of $890,970 and the 2006 STIP Target Award Percentage prior to his retirement of 110%.

If there is a change in control with respect to the Company or operating segment, and within two years after the change in control a participant’s employment is terminated without cause or the participant terminates employment for good reason, then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her

[1]	In January 2007, the Committee amended the ALTIP to eliminate mandatory pro-rata vesting upon retirement and instead decided to make such vesting discretionary (starting in March 2007).

target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to Normal Retirement Age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change in control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change in control. This election is specified in the participant’s Joinder Agreement and may not be changed up until one year prior to the participant’s termination date.

As of December 31, 2006, in the event of termination, Mr. Pollock had elected to take his SERP benefit at age 60 in the form of a Joint and 100% Survivor Annuity. All other NEO participants had elected a lump sum at termination as their form of payment. In the event of disability, Messrs. Pollock and Camacho have elected annuity forms of payment; Mr. Hamm and Ms. Silvester have elected single lump sum payments. In the event of death, Messrs. Pollock, Camacho and Hamm and Ms. Silvester have elected single lump sum payments.

If a participant commits a material breach of any covenants in his or her Joinder Agreement regarding non-competition, confidentiality, or non-solicitation of employees and customers, he or she will cease to be a participant in the SERP.

Methodology for Determining Executive Pension Plan and SERP Benefits Payable Upon Disability

For each of the NEOs, the Executive Pension Plan and SERP disability benefits are determined by assuming that the executive (1) becomes disabled on December 31, 2006; (2) enters a Long-Term Disability program; and (3) remains disabled through each of the plan’s Normal Retirement Age. These benefits include compensation indexing at a rate of 4% per year and continued accruals through the plan’s Normal Retirement Age. Under the SERP, benefit service is subject to a 20 year maximum.

Under the Executive Pension Plan, the present value of these benefits is determined as of December 31, 2006 based on the lump sum value of the projected disability benefit assumed payable at Normal Retirement Age. For Messrs. Pollock and Hamm and Ms. Silvester, the lump sum conversion basis at retirement consists of (1) an interest rate assumption derived from a segmented yield curve (5.32% during the first 5 years, 5.70% for the next 15 years and 6.07% thereafter) as of December 31, 2006 and (2) the RP 2000 Mortality table with projection. The present value of the lump sum payment is determined using a pre-retirement interest rate of 5.89%. For Messrs. Camacho and Lemasters, the present value of their lump sum benefit is equivalent to their projected pension equity balance discounted using a pre-retirement interest rate of 5.89%.

Under the SERP, the present value of these benefits is determined as of December 31, 2006 assuming the executive will receive these benefits in accordance with the current form of payment election stated in their Joinder Agreements (discussed above). The present value of annuity benefits are determined using an interest rate of 5.89% and the RP 2000 generational mortality table and the present value of single lump sum benefits are determined using an interest rate of 5.89% to the retirement date and a lump sum conversion factor at retirement. The lump sum conversion basis at retirement is based on an interest rate of 4.75% and the 1994 Group Annuity Mortality Table for Ms. Silvester and a segmented yield curve (5.32% during first 5 years, 5.70% for next 15 years and 6.07% thereafter) and RP 2000 generational mortality with projection for Mr. Hamm.

The provisions of the Executive Pension Plan and the SERP permit the NEO to continue to accrue a pension benefit up to earlier of (1) the date they elect to take their benefit; (2) the plan’s Normal Retirement Age; or (3) the date they are no longer disabled. However, for the purposes of this table, we assume continuation until the plan’s Normal Retirement Age.

Methodology for Calculating the Executive Pension Plan and SERP Benefits Payable Upon Death

For each of the NEOs, the Executive Pension Plan and SERP death benefits are determined assuming death on December 31, 2006.

Under the Executive Pension Plan, the present value is based on a lump sum benefit the beneficiary is entitled to immediately following the participant’s death. For Messrs. Pollock and Hamm and Ms. Silvester, this is calculated as the lump sum benefit of a Joint and 100% survivor benefit. The lump sum conversion basis assuming December 31, 2006 death is based on an interest rate of 4.75% and the 1994 Group Annuity Mortality Table. For Messrs. Camacho and Lemasters, the lump sum benefit is equivalent to the pension equity balance.

Under the SERP, the present value is based on a lump sum benefit the beneficiary is entitled to immediately following the participant’s death. The lump sum conversion basis of their accrued benefit is based on an interest rate of 4.75% and the 1994 Group Annuity Mortality Table.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Change in Control Severance Agreements

The Company has entered into change in control severance agreements (“CIC Agreements”) with each of the NEOs. The agreements generally provide that if, during the two-year period following a change in control, the executive’s employment is terminated by the Company other than for “cause” (as defined in the agreements) or disability (as defined in the Company’s long-term disability plan), or by the executive for “good reason” (as defined in the agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 30 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a pro-rata STIP Award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target STIP Award, continued welfare benefits for the 18 month period following the date of termination, and outplacement benefits.

In addition, in the event that the executive is subject to the so-called “golden parachute” excise tax under IRC Section 4999, the executive will be entitled to receive an additional payment such that the executive is placed in the same after-tax position as if no excise tax had been imposed. However, if the executive’s change in control payments exceed the maximum amount that the executive could receive without being subject to the tax by five percent or less, then the executive will not receive the gross-up payment and instead the executive’s change in control payments will be reduced to the maximum amount that the executive can receive without being subject to the tax.

Termination in Anticipation of a Change in Control. If an executive’s employment is terminated by the Company without cause or by the executive for good reason within one year prior to a change in control, and the executive can reasonably demonstrate that such termination of employment (i) was at the request of or with the express prior consent of a third party who has taken steps reasonably calculated to effect such change in control or (ii) otherwise arose in anticipation of such change in control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Upon the occurrence of a change in control of the Company (and not a separate operating segment), regardless of whether the executive’s employment has then terminated, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance to which the executive would be entitled if his or her employment terminated on the date of the change in control.

Definition of “Change in Control”. For purposes of the agreements, change in control is defined to mean:

•

a change in a majority of the Company’s Board of Directors (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•	an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by a person who is beneficial owner of 50% or more of the Company’s Common Stock or voting securities, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•	stockholder approval of a complete liquidation or dissolution of the Company;

•	Fortis acquires any additional Company Common Stock or voting securities without approval of the Company’s Board of Directors; or

•

for the NEOs who are officers of an operating segment of the Company (which include Messrs. Hamm and Lemasters) only, any event that results in the operating segment no longer being controlled, directly or indirectly, by the Company as determined by the Company’s Board of Directors in good faith, other than a sale of the segments investment assets in the ordinary course of business; the liquidation, termination of operations or other winding down of the segment.

Certain NEOs. On March 17, 2006, Mr. Clayton retired as Chief Executive Officer of the Company and remained an employee until the end of April 2006. Mr. Clayton’s CIC Agreement expired on December 31, 2005 and, in light of his retirement, his CIC Agreement was not extended.

Mr. Camacho also has a Severance Agreement with American Bankers Insurance Group, one of our subsidiaries. If Mr. Camacho terminates his employment with the Company because of retirement (as determined in accordance with normal Company policies) or death, then Mr. Camacho will receive a severance payment equal to 150% of his current salary, defined as his salary for the 12 months preceding the severance, excluding any bonus or deferred compensation. If Mr. Camacho’s employment is terminated because of disability, then Mr. Camacho will receive a severance payment equal to 50% of his current annual salary, as defined above. If either Mr. Camacho’s employment is terminated without cause (as defined in the agreement), or Mr. Camacho terminates employment after a decrease in his base salary to a level less than 80% of the level for any prior year, then Mr. Camacho will receive a severance payment equal to 100% of his current salary, as defined. In each case the severance benefit will be paid in a lump sum on the fifth business day following termination of employment.

Amounts Previously Earned and Payable Regardless of Termination or Change in Control

The amounts reflected in the Potential Payments Upon Termination or Change in Control Table reflect payments that the NEOs could only receive in the event of termination or change in control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change in control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP and/or ADC Plan. The vested and unexercised SARs amounts below (except for Mr. Clayton) assume a vesting date of December 31, 2006, an exercise date of January 1, 2007 and a base price of $55.25 from the previous trading day. Mr. Clayton retired at the end of April 2006; therefore, his vested and accelerated SARs amounts assume an exercise date of May 1, 2006 and a base price of $48.17 from the previous trading day.

The following amounts would have been available on December 31, 2006 for withdrawal or exercise by the NEOs regardless of termination or change in control: for Mr. Clayton, $9,758,518 in vested and unexercised SARs and $6,420,754 from the AIP; for Mr. Pollock, $15,445,715 in vested and unexercised SARs, $8,218,280 from the AIP, and $847,410 from the ADC Plan; for Mr. Camacho, $1,428,239 in vested and unexercised SARs; for Ms. Silvester, $4,906,045 in vested and unexercised SARs, $2,787,204 from the AIP, and $327,526 from the ADC Plan; for Mr. Hamm, $1,069,702 in vested and unexercised SARs and $533,275 from the ADC Plan; and for Mr. Lemasters, $1,876,569 in vested and unexercised SARs, $343,987 from the AIP, and $73,376 from the ADC Plan.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation paid by the Company to the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2006.

Director Compensation Table for Fiscal Year 2006

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]		Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)
Robert J. Blendon	$70,000		$60,013		$9,890	$ 0	—	$0		$139,903
Beth L. Bronner	$75,063		$60,013		$9,890	$ 0	—	$0		$144,966
Howard L. Carver	$101,500		$60,013		$9,890	$ 0	—	$0		$171,403
Juan N. Cento	$43,923		$60,013		$9,890	$ 0	—	$0		$113,826
Allen R. Freedman	$66,000	[3]	$60,013		$9,890	$ 0	—	$0		$135,903
Charles John Koch	$77,250		$60,013		$9,890	$ 0	—	$0		$147,153
H. Carroll Mackin	$97,500	[3]	$60,013		$9,890	$ 0	—	$0		$167,403
Michele Coleman Mayes	$85,313		$60,013		$9,890	$ 0	—	$0		$155,216
John M. Palms	$92,313		$85,055	[4]	$9,890	$ 0	—	$82,541	[5]	$269,799
Robert B. Pollock[6] Michel Baise[6] J. Kerry Clayton[6]	$0		$0		$0	$ 0	—	$0		$0
[1]	The amounts reported in this column reflect the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS123R.

The grant date fair value of the stock awards granted in 2006 equals the amounts disclosed in column (c). The awards immediately vest on the date that they are granted. Therefore, the full amount is expensed in the year of grant.

As of December 31, 2006, the directors held the following aggregate number of outstanding stock awards subject to a five year holding period under the Directors Compensation Plan: for Ms. Bronner, 4,521 shares of Common Stock; for Dr. Blendon, 4,521 shares of Common Stock; for Mr. Carver, 4,521 shares of Common Stock; for Mr. Cento, 1,227 shares of Common Stock; for Mr. Freedman, 4,521 shares of Common Stock; for Mr. Koch, 2,803 shares of Common Stock; for Mr. Mackin, 4,521 shares of Common Stock; for Ms. Mayes, 4,295 shares of Common Stock; and for Dr. Palms, 4,521 shares of Common Stock. Dr. Palms also holds 1,222 shares of Common Stock awarded under the Assurant, Inc. 2004 Long Term Incentive Plan and subject to a five year holding period.

[2]	The amounts reported in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS123R.

The grant date fair value of the SARs granted in 2006 equals the amounts disclosed in column (d) and was estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatilities for awards issued during the 12 months ended December 31, 2006 were based on the median historical stock price volatility of a peer group of insurance companies and implied volatilities from traded options on the Company’s stock. The average expected term for grants made during 2006 was based on an assumed termination rate and the assumption that a uniform percentage of outstanding grants would be exercised each year of the contractual term with the remaining grants exercised in the last year of the contractual term. The risk-free rate for periods within the contractual life of the option was based on the U.S. Treasury yield curve in effect at the time of grant.

2006
Expected Volatility	18.9% -22.9%
Risk Free Interest Rates	4.88% - 4.92%
Dividend Yield	0.65%
Average Expected Life (Years)	2.67

The awards immediately vest on the date that they are granted. Therefore, the full amount is expensed in the year of grant.

As of December 31, 2006, the directors held the following aggregate number of outstanding SAR awards subject to a five year holding period under the Directors Compensation Plan: for Ms. Bronner, 4,521 SARs; for Dr. Blendon, 4,521 SARs; for Mr. Carver, 4,521 SARs; for Mr. Cento, 1,227 SARs; for Mr. Freedman, 4,521 SARs; for Mr. Koch, 2,803 SARs; for Mr. Mackin, 4,521 SARs; for Ms. Mayes, 4,295 SARs; and for Dr. Palms, 4,521 SARs.

[3]

This amount includes a total of $4,000 of fees (including annual retainer and meeting fees) paid to each of Messrs. Freedman and Mackin in 2006 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

[4]	This amount includes restricted stock having a fair market value of $25,042 made as a special award to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan.

[5]

Dr. Palms’ All Other Compensation amount is comprised of (1) a special award of $67,500 in recognition of his outstanding contributions serving as Chairman during the period in which Assurant was a newly public company; (2) a Company contribution totaling $10,000 to the Netherland-America Foundation, a not-for-profit organization of whose board Dr. Palms is a member; and (3) Company paid expenses related to spousal travel and accommodation for Board events, financial planning and business entertainment.

[6]

Mr. Pollock, an Assurant employee, is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director. Mr. Baise, a designee of Fortis, is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director. Mr. Clayton declined to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director after he retired from the Company.

Narrative regarding Compensation of Directors

The following is a brief description of our director compensation program and the information reported in the Directors Compensation Table.

Fees Earned or Paid in Cash

The Assurant Directors Compensation Plan, as amended in June 2005, provides for payment of an annual retainer to non-management directors of $40,000, payable in cash quarterly. Additional annual retainers are paid to the Chairman of the Board and committee members and Chairpersons as follows: Chairman of the Board: $7,500; Audit Committee: member $10,000, Chairperson $25,000; Compensation Committee: member $3,750, Chairperson $7,500; Corporate Governance and Nominating Committee: member $2,500, Chairperson $5,000; Finance and Investment Committee: member $2,500, Chairperson $5,000; Executive Committee: none. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of our stockholders. A pro-rated retainer will be paid to any person who becomes a non-employee director other than by election at an annual meeting.

The Directors Compensation Plan also provides for the payment of participation fees of $2,000 for each Board or Committee meeting attended and $500 for each Board or Committee conference call, but not more than one fee for meetings or conference calls held on the same day. The Chairman of the Board or Chairperson of a committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service. The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred into the ADC Plan. The Company does not make any contributions or provide any preferential or above market earnings to the ADC Plan.

Stock Awards and Option Awards

In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the later of the effective date of the Directors Compensation Plan or the first date he or she becomes a non-employee director, an initial award of (1) shares of our Common Stock having an aggregate fair market value on the grant date equal to $60,000 and (2) SARs with respect to that number of shares of Common Stock having an aggregate fair market value on the grant date equal to $60,000. On the day following each annual meeting of our stockholders, beginning with the 2005 Annual Meeting, each non-employee director then in office, other than a director who first became a non-employee director at the stockholders meeting held on the previous day, will receive (1) an award of shares of Common Stock having a fair market value on the date of grant equal to $60,000 and (2) an award of SARs with respect to that number of shares of Common Stock having a fair market value on the date of grant equal to $60,000. In no event will a director receive both an initial award and an annual award of shares of Common Stock and SARs for the same year of service.

The SARs granted under the Directors Compensation Plan will have a base value equal to the fair market value of our Common Stock on the date of grant1. Upon exercise of a SAR, a director will receive shares of Common Stock having a fair market value equal to the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise over the base value of the SAR. SARs granted under the Directors Compensation Plan will be fully vested and exercisable on the date of grant, but the shares of Common Stock issuable upon exercise of the SARs and the Common Stock granted under the Directors Compensation Plan may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or subjected to any lien, obligation, or liability of the grantee to any party other than the Company until the earlier of (i) the fifth anniversary of the date of grant or (ii) the non-employee director’s termination as a director of the Company for any reason. To the extent not previously exercised, such SARs will be automatically exercised on the earlier of the first anniversary of the grantee’s termination as a director of the Company for any reason or the fifth anniversary of the date of grant.

All Other Compensation

The Directors Compensation Plan also provides that non-employee directors will be reimbursed for expenses related to financial planning with a firm that is selected by the Company in an amount up to $5,000 annually.

General

In addition to amounts received under the Directors Compensation Plan and in recognition of his outstanding contributions serving as Chairman of the Board during the period in which Assurant was a newly public company, Dr. Palms received the following additional compensation: (i) a cash retainer of $67,500 payable quarterly over the approximate twelve-month period between the 2006 annual meeting of stockholders

[1]

Before March 2007, fair market value was defined as the closing price on the previous trading day. In March 2007, the Board of Directors conformed the definition of fair market value for the Directors Compensation Plan to match our Equity Grant Policy, such that fair market value means the closing price on the grant date.

and the 2007 annual meeting of stockholders and (ii) an award of shares of Common Stock having a fair market value of $25,042 issued pursuant to the Assurant, Inc. 2004 Long Term Incentive Plan and subject to a five year holding period.

Directors who are employees of the Company or any of its subsidiaries or affiliates, or of Fortis or any of its subsidiaries or affiliates, and directors who are designated by Fortis to serve as directors, are not eligible to participate in the Directors Compensation Plan or to receive payment for service as a director. Therefore, Messrs. Pollock and Baise do not participate in the Directors Compensation Plan. Mr. Clayton, prior to retiring from the Board, declined to participate.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

During 2006, Assurant and its operating segments engaged in transactions in the ordinary course of business with several entities affiliated with JP Morgan Chase & Co., a 9.1% beneficial owner of the Company’s stock. JP Morgan Chase & Co. or its subsidiaries provided various financial services to Assurant, including cash management, custody, commercial paper facility dealer, revolving credit lender, and broker-dealer services. We have also provided various insurance products as well as debt protection and third party administration services to entities affiliated with JP Morgan Chase & Co. In addition, Assurant leases office space from JP Morgan Chase & Co., the terms of which represent current market rates. We do not believe any of these transactions, arrangements or relationships are material, individually or in the aggregate, from the standpoint of the Company or JP Morgan Chase & Co.

In addition, we outsource the management of our high yield investment portfolio to Wellington Management, LLP, an 8.4% beneficial owner of the Company’s stock. This is an ordinary course of business transaction, the terms of which we do not believe are material from the standpoint of the Company or Wellington Management, LLP.

Senior Vice President, General Counsel and Secretary Katherine Greenzang’s husband, David Greenzang, currently serves as Vice President, Fixed Income, in the Asset Management division of the Company. Mr. Greenzang has been working for Assurant in various capacities since 1992 (prior to his marriage to Ms. Greenzang). During 2006, Mr. Greenzang received an aggregate base salary and bonus of $221,134. His compensation is commensurate with that of his peers. During its annual review of the compensation of Assurant’s executive officers, the Compensation Committee reviewed and approved Ms. Greenzang’s compensation. This related person transaction was reviewed and approved by the Company’s Chief Compliance Officer in connection with the Company’s annual conflict of interest assessment.

Other Agreements

We describe below some other agreements with one of our significant stockholders, Fortis, and with one of our directors.

Fortis

At the time of our initial public offering in February 2004 and the secondary offering in January 2005, we entered into agreements with Fortis relating to our ongoing relationship with Fortis, as described below.

Registration Rights Agreement: We entered into a Registration Rights Agreement with Fortis dated as of February 10, 2004, as amended by the Termination and Amendment Agreement dated January 10, 2005, pursuant to which we have granted to Fortis and its affiliates that become our stockholders rights to request registration under the Securities Act of 1933, as amended, to effect a public offering with respect to all or part of the shares of our Common Stock owned by them from time to time during the term of the agreement so long as the shares to be offered pursuant to the request have an aggregate offering price of at least $250 million, based on the then current market price. We will be required to fulfill this obligation except in limited circumstances. The maximum number of shares to be included in any such public offering will not exceed the maximum number that the managing underwriter of such public offering considers to be appropriate. These “demand registration” rights may be exercised by Fortis on an unlimited number of occasions with respect to registration statements on Form S-3 and on not more than two occasions with respect to registration statements on Form S-1; provided that we will not be obligated to effect more than one registration in any 90-day period. We completed one demand registration on Form S-1 in connection with the secondary offering of our Common Stock by Fortis in January 2005.

In addition, subject to limited exceptions, if we propose to register any shares of our Common Stock, other equity securities or securities convertible into or exchangeable for equity securities, whether or not for sale for our own account, we are required to provide notice to Fortis, and if requested by Fortis, we will include its shares in the registration statement. The maximum number of shares to be included in any public offering will not exceed the maximum number that the managing underwriter of such public offering considers to be appropriate, with priority given to securities sought to be included at our request.

In connection with a registered offering pursuant to the Registration Rights Agreement, Fortis will agree not to sell, transfer or hedge any shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock for 10 days prior to and 90 days after the effective date of a registration statement for an underwritten public offering of any of our equity securities, unless the underwriters of such offering permit a shorter period.

In connection with any registration of Common Stock for Fortis, we will agree to indemnify Fortis for damages relating to a material misstatement or omission in any registration statement or prospectus relating to shares of our Common Stock to be sold by Fortis. Fortis will agree to indemnify us, our officers and our directors on the same basis with respect to material misstatements or omissions relating to information about Fortis up to the amount of net proceeds received.

The Registration Rights Agreement automatically terminates when Fortis ceases to own more than 5% of our outstanding Common Stock.

Letter Agreement: We entered into a Letter Agreement with Fortis dated January 10, 2005, (the “Letter Agreement”) which triggered certain corporate governance arrangements described in the section entitled “CORPORATE GOVERNANCE—Corporate Governance Arrangements.”

Cooperation Agreement: On February 10, 2004 we entered into a Cooperation Agreement with Fortis and its affiliates relating to our separation from the Fortis Group and the ongoing relationship between our Company and the Fortis Group.

Pursuant to the Cooperation Agreement, we are required to permit the Fortis Group’s internal audit group to inspect our books and records and to discuss affairs, finances and accounts with our officers and auditors as long as Fortis owns shares representing 10% or more of the voting power of our outstanding shares of Common Stock. In addition, the Cooperation Agreement contains provisions relating to, among other things, existing vendor purchasing arrangements pursuant to which we purchase products and services also used by Fortis, which to the extent permitted by the underlying arrangement will continue for their term.

We are entitled to indemnification from Fortis for losses arising out of any breach by Fortis of the Cooperation Agreement. We will be required to indemnify Fortis for any losses arising out of any breach by us of the Cooperation Agreement or any material untrue statement or omission contained in any Fortis regulatory or other governmental filing relating to information about us provided by us to Fortis for use in the filing and which is or would be required to be included in any filing by us.

Retirement Agreement

On July 19, 1999, Allen Freedman, who was then our Chief Executive Officer, entered into a Retirement Agreement with the Company and Fortis relating to the payments and benefits provided to Mr. Freedman in connection with his retirement as Chief Executive Officer. The agreement provides that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under our pre-existing long term incentive plan. The amounts due to Mr. Freedman under the pre-existing long term incentive plan were deferred by Mr. Freedman for a period of five years beyond the later of his retirement as an employee and his departure from our Board of Directors.

On August 1, 2000, we entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The deferred amounts due to Mr. Freedman under the pre-existing long term incentive plan were put into this trust for the benefit of Mr. Freedman during the deferral period. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the pre-existing long term incentive plan. The amounts set aside in this trust have been used to pay premiums for a life insurance policy that covers Mr. Freedman, and as a result, the trust holds a receivable in the amount of the premium payments. A portion of the proceeds of this policy will be payable upon certain events to the trust to pay the receivable, with the remainder of the policy proceeds payable to Mr. Freedman or his beneficiaries. Until such time, the trust constitutes an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. Aside from the potential claims of our creditors, Mr. Freedman and his beneficiaries have prior claim to the receivable held by the trust, and after it is repaid from any policy proceeds, a prior claim to those proceeds.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Nominating and Corporate Governance Committee (the “Nominating Committee”) adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Prior to the adoption of the policy, potential related person transactions were reviewed by the Company’s law department.

Policy:

•

Related person transactions must be approved by the Nominating Committee who will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, shareholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.

Procedures:

•

Prior to entering into a transaction, related persons must notify the Company’s law department of any potential related person transaction, as required by the Company’s Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable for the Company to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•

The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the New York Stock Exchange (“NYSE”). They are also required to send copies of these reports to us. Specific dates for filing these reports have been established by the SEC, and we are required to report in this proxy statement any failure of our directors and executive officers to file by the relevant due date any of these reports during 2006.

To our knowledge, based solely on our review of the copies of the reports prepared or received by us, we believe that all such filing requirements were satisfied.

CORPORATE GOVERNANCE

General

We amended our Corporate Governance Guidelines on November 10, 2006 and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) will review those standards periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005.

Corporate Governance Arrangements

Composition of Board of Directors. The Board of Directors (the “Board”) currently consists of twelve members. Mr. Clayton was appointed Vice Chairman of the Board effective March 17, 2006 and served as Vice Chairman until the end of 2006. Mr. Kelso was elected as director effective March 12, 2007. Currently, Mr. Baise is the only Fortis designee on the Board. Pursuant to the Letter Agreement with Fortis, if at any time in the future, Fortis ceases to own more than 5% of our outstanding shares of Common Stock, Fortis will promptly cause any remaining Fortis director designee to resign from our Board.

Fortis Proxy. Pursuant to the Letter Agreement with Fortis, if at any time while at least one Fortis director designee remains on our Board, our Board, including any Fortis director designee, votes in favor of any of the following actions at any Board meeting at which a quorum is present or by written consent, Fortis will agree to vote its shares of our Common Stock in favor of such action and Fortis has granted the Company an irrevocable proxy coupled with an interest to effect such vote:

•	any recapitalization, reclassification, spin-off or combination of any of our securities or any of those of our significant subsidiaries; or

•	any liquidation, dissolution, winding up or commencement of voluntary bankruptcy, insolvency, liquidation or similar proceedings with respect to us or our subsidiaries.

Director Independence

The NYSE rules require that we have a majority of independent directors. The NYSE rules further provide that no director will qualify as “independent” unless the Board has affirmatively determined that the director has no material relationship with Assurant and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In March 2005, the Nominating Committee and the Board adopted categorical standards to assist in evaluating the independence of Assurant’s directors. The categorical standards, entitled “Director Independence Standards”, are based on and in compliance with the NYSE independence standards and are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com.

It was according to these standards that the Nominating Committee and the Board undertook its annual review of director independence in March 2007. Based on the review, it was affirmatively determined that Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Cento, Mr. Kelso, Mr. Koch, Mr. Mackin, Ms. Mayes and Dr. Palms are independent of Assurant and its management under the criteria established by the Nominating Committee. Therefore, 75% of the members of our current Board are independent. In addition, it was determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee are independent of Assurant and its management under the criteria established by the Nominating Committee.

In conducting its annual director independence determination, the Board considered transactions that the Company engages in with companies in which our independent directors serve as officers or have certain other relationships. Specifically, the Board considered the following transactions, all of which were made in the ordinary course of business:

•	Pitney Bowes Inc. Ms. Mayes is the Senior Vice President, General Counsel of Pitney Bowes Inc. The Company purchases mail services from Pitney Bowes.

•	FedEx Corp. Mr. Cento is the President of the FedEx Express Latin American & Caribbean Division. The Company purchases shipping services from FedEx.

The Company may also hold in its investment portfolio an equity and/or debt position in companies with which our directors are affiliated. In making its independence determination, the Board reviewed the materiality of these transactions from the standpoint of the director and also from the standpoint of the other company. The Board found these transactions to be immaterial because the aggregate amounts paid to or received from these companies did not approach 2% of the other companies’ total revenue and/or was below $1 million dollars, as set forth in our categorical standards. Based on its review, the Board determined that none of these transactions interferes with the ability of each such director to exercise independent judgment in carrying out his or her responsibilities.

Our Corporate Governance Guidelines state that if the Chairman of the Board is an independent director, then the Chairman shall serve as the presiding director. Dr. Palms, the independent Chairman of the Board, is the presiding director. Therefore, the Board has not needed to affirmatively designate Dr. Palms as presiding director. As presiding director, Dr. Palms chairs the executive sessions of the Board meetings, in which the non-management directors meet.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties to Assurant. In addition to attendance at Board and Committee meetings, our Corporate Governance Guidelines provide that each member of the Board is expected to attend our annual meeting of stockholders, unless an emergency prevents them from doing so. Ten directors attended our 2006 annual meeting of stockholders. The Board held nine meetings, in person or by telephone, during 2006. The Board met in executive session at 6 of its 9 meetings in 2006, including 1 session consisting exclusively of the independent directors.

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Finance and Investment Committee.

The Nominating Committee held 7 meetings in 2006.

The Audit Committee held 26 meetings in 2006.

The Compensation Committee held 8 meetings in 2006.

The Finance Committee was established in December of 2005 and held 5 meetings in 2006.

Nominating and Corporate Governance Committee

The Nominating Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, sets guidelines for corporate governance and monitors our governance to assure that we have a corporate governance program that is in line with best practices. Specifically the Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. As part of our policy on director nominees, described below, certain criteria are taken into account in the evaluation of Board candidates. The Nominating Committee is authorized to and has in the past year retained a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee communicates to the search firm the key criteria for each director candidate search and the search firm follows a disciplined process to identify and attract the best qualified candidates. The Nominating Committee will consider candidates for the Board that are recommended by our stockholders, as further discussed below. The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also works with our law department to conduct an annual independence analysis and evaluation of the Board and its committees. The Nominating Committee completed these annual processes in March 2007. The Nominating Committee currently consists of Dr. Blendon, Ms. Mayes, and Dr. Palms, all of whom the Board has determined to be independent as required and defined by the NYSE. The Chairperson of the Nominating Committee is Ms. Mayes. Until March 10, 2006, Dr. Palms served as Chairman of the Nominating Committee.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant c/o the Law Department. In accordance with our Bylaws, the stockholder must deliver the notice not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the preceding year’s annual meeting. A stockholder may also present a proposal, including a proposal for the nomination of a director, at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for our annual meeting. We did not receive any stockholder nominations of persons for election to the Board in connection with the 2007 Annual Meeting.

All stockholder recommendations to the Nominating Committee of candidates for nomination for election to our Board must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require in determining the eligibility of such proposed nominee to serve as a director of the Company.

The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that the Nominating Committee may from time to time deem appropriate, including the current composition of the Board.

Audit Committee

The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. Currently, the Audit Committee consists of Mr. Carver, Mr. Kelso, Mr. Mackin and Ms. Mayes. The Chairman of the Audit Committee is Mr. Carver. Until March 10, 2006, Dr. Palms also served on the Audit Committee. The Board has determined that all four members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act.

Audit Committee Financial Expert

Pursuant to the applicable rules of the SEC, the Board undertook a review of the qualifications and expertise of the Audit Committee members in March 2007. The Board has determined that all four members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment. Mr. Carver has been designated as the “audit committee financial expert” and meets the criteria for an “audit committee financial expert” set out in SEC Regulation S-K, Item 407(d)(5).

Compensation Committee

The Compensation Committee is currently composed of Ms. Bronner, Mr. Cento, Mr. Koch, and Dr. Palms. Ms. Bronner is the Chairperson. Until March 10, 2006, Dr. Palms served as Chairman and Ms. Mayes served as a member of the Compensation Committee. Ms. Bronner, Mr. Cento, Mr. Koch and Dr. Palms are independent directors and satisfy the requirements of Section 16 of the Exchange Act and Rule 162(m) under the Internal Revenue Code of 1986.

The Compensation Committee, as discussed in detail in the Compensation Committee Charter, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the discharge of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee’s responsibility to establish and review the overall compensation philosophy of the Company includes the following duties:

•	Review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives.

•	Evaluate the performance of the CEO in light of such goals and objectives and review and approve the compensation package of the CEO.

•	Annually review and approve non-CEO executive officer compensation (including annual performance objectives) after having received and considered the recommendations of the CEO.

•	In connection with executive compensation programs:

Review and recommend to the full Board, or approve, executive compensation programs;

Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

Establish and periodically review policies for the administration of executive compensation programs; and

Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•

Review and make recommendations to the full Board, or approve any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination arrangements.

•	Review and make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based plans that are subject to Board approval.

•	Review and approve, all awards granted under the Company’s equity-based incentive plans, to the extent not otherwise delegated.

•	Review stock ownership guidelines for the Board and certain officers.

•	Review the effects of employee pension, profit sharing and benefit plan strategies.

•	Perform a review and evaluation, at least annually, of its own performance.

The Compensation Committee may delegate any or all of the responsibilities listed above to a subcommittee of the Compensation Committee. The Compensation Committee may retain compensation and benefits consultants to provide independent advice. Since 2004, the Compensation Committee has directly engaged Mercer Human Resources Consulting, Inc. (“Mercer”) to perform studies with regard to and assist in the evaluation of the compensation of the Company’s CEO, other officers and its directors. Mercer’s responsibilities, as described in its 2006 engagement letter, include the analysis of total compensation for the executive officers of the Company, including peer group analysis, compensation surveys and benchmark analysis, and the provision of information on topics of interest as identified by the Compensation Committee. The chair of the Compensation Committee gives instructions to Mercer with regard to projects. In performing its work, Mercer works with management to obtain data on the Company’s compensation and benefits programs and to understand the Company’s compensation philosophy. Mercer provides data and analysis to the Compensation Committee with regard to executive officer and director compensation. The Company’s CEO makes recommendations for consideration by the Compensation Committee with regard to non-CEO executive officer compensation. The CEO also provides the Compensation Committee with data and input on the Company’s short term incentive performance targets in connection with the Company’s short term incentive program for its executive officers. The Compensation Committee makes all final decisions and approvals with regard to short term incentives, long term incentives and base salary for executive officers.

Finance and Investment Committee

The Finance and Investment Committee (the “Finance Committee”) reviews policies and strategies for achieving the Company’s objectives with regard to financing of the Company’s capital, including issuance and management of debt, common and preferred stock, and such other capital instruments as the Company shall consider or utilize. The Finance Committee also reviews policies and strategies for achieving the Company’s objectives with regard to investing the Company’s assets for investment return, including the purchase, sale and management of bonds, mortgages, investment real estate, and such other investment instruments as the Company shall consider or utilize. The Finance Committee’s responsibilities include recommending to the Board resolutions pertaining to the capital structure of the Company, such as resolutions pertaining to dividends, debt issuance levels and shelf registrations. Currently, the Finance Committee consists of Mr. Baise, Mr. Freedman, Mr. Kelso, Mr. Koch, and Mr. Mackin. Mr. Koch is the Chairman of the Finance Committee.

Communicating with the Presiding Director and the Board of Directors

The Board provides a process for security holders to send communications to the Board. To contact the presiding director and the other non-management members of the Board stockholders may write to: Dr. John M. Palms, Chairman of the Board, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 or submit questions or concerns via email to the following address: boardchair@assurant.com.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening, illegal or unsuitable will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Code of Ethics

The Assurant Guidelines on Business Conduct—Our Code of Ethics, is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Assurant Guidelines on Business Conduct may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Fl., New York, NY 10005. We intend to post any amendments to or waivers from our code of ethics that apply to our executive officers or directors at this location on our website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions, the Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in Assurant’s Proxy Statement and Annual Report on Form 10-K.

Compensation Committee

Beth L. Bronner, Chairperson

Juan N. Cento

Charles John Koch

John M. Palms

AUDIT COMMITTEE MATTERS

Audit Committee Report

During 2006, the Audit Committee was comprised of Mr. Carver, Mr. Mackin and Ms. Mayes. Mr. Carver is the Chairman. The purpose of the Audit Committee, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence, and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to prepare this report. The Board of Directors has determined that all three members of the Audit Committee are independent as that term is used in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver is the audit committee financial expert and meets the criteria set out in SEC Regulation S-K, Item 401.

The Audit Committee reviews with PricewaterhouseCoopers LLP, Assurant’s Independent Registered Public Accounting Firm, the annual audited financial statements. The Independent Registered Public Accounting Firm expresses an opinion on (1) the conformity of the audited financial statements with accounting principles generally accepted in the United States of America; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Form 10-K, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006; and (3) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. The Audit Committee also meets with PricewaterhouseCoopers LLP to review the results of their procedures performed with respect to the Company’s quarterly financial statements. The Audit Committee also discusses with Assurant’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits.

The Audit Committee has discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with PricewaterhouseCoopers LLP and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit including the quality of Assurant’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence from Assurant as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. Based on the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is independent with respect to Assurant within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board (United States), which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board.

The Audit Committee has reviewed and discussed with management, (1) the audited financial statements of Assurant for the fiscal year ended December 31, 2006; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2006; and (3) PricewaterhouseCoopers LLP’s opinion on management’s assessment on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2006.

Based on the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Assurant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Audit Committee

Howard L. Carver, Chairman

H. Carroll Mackin

Michele Coleman Mayes

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman, Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chairman must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chairman when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chairman when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion regarding Assurant’s financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2006 and 2005 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2006		Fiscal Year Ended December 31, 2005

Description of Fees	Amount	Percentage of Services Approved by Audit Committee	Amount	Percentage of Services Approved by Audit Committee

	(in thousands)

Audit Fees	$15,955	100%	$16,684	100%

Audit-Related Fees	533	100%	15	100%

Tax Fees	33	100%	27	100%

All Other Fees	13	100%	17	100%

The nature of the services comprising Audit Fees for the years ended December 31, 2006 and 2005 was for professional services rendered for the audits of our consolidated financial statements, statutory, foreign branches and subsidiary audits, issuance of comfort letters and Sarbanes-Oxley Section 404 compliance. The nature of the services comprising Audit-Related Fees for the years ended December 31, 2006 and 2005 was for benefit plan audits, due diligence services and agreed upon procedures. The nature of the services comprising Tax Fees for the years ended December 31, 2006 and 2005 was for tax advice and tax assistance in connection with state and local tax credits. The nature of the fees comprising All Other Fees for the years ended December 31, 2006 and 2005 was primarily for software purchases, software licenses and fees for attending tax workshops.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have twelve directors. Four of our current directors are nominees for re-election as directors at the Annual Meeting to serve until the 2010 annual meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason or an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee.

Director Nominees

The following persons have been nominated to serve as directors of Assurant in Class III:

Michel Baise, Director. Mr. Baise, age 58, has been a member of our Board of Directors since October 2003. In January 2005, Mr. Baise was appointed Member of the Board and Chief Financial Officer of Millenniumbcp Fortis Grupo Segurador, a company in which Fortis International (an affiliate of Fortis, our former parent company) holds 51% of the share capital. He was previously General Manager, Finance of Fortis Group and had held this position since 1994. From 1989 to 1994, Mr. Baise worked for Société Générale de Belgique, as Advisor in the Industrial Subsidiaries and Strategy Division. Between 1982 and 1989, Mr. Baise served in various management positions and as a member of the Executive Committee of the Belgian Bank in Hong Kong and Belgium. This was preceded by assignments at the European Asian Bank as Credit Manager in Hamburg, Germany from 1981 to mid-1982, and Operations Manager in Singapore from 1977 to 1980. Mr. Baise began his career in 1972 as a management trainee at Générale Bank, later named Fortis Bank, and held various positions there including Deputy Manager of the Bills Department until 1977. Until March 2005, Mr. Baise was Director and Chairman of Fortis Finance, a subsidiary of Fortis Insurance N.V., one of our significant stockholders. Mr. Baise is currently Director and Chairman of various financing vehicles including Fortfinlux SA, FGF Lux SA, Fortinvestlux SA in Luxemburg and Fortis Capital Company, Ltd. in Jersey, Wales.

Howard L. Carver, Director. Mr. Carver, age 62, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. He later became the director of insurance operations in several Ernst & Young offices, and served as Regional Director of insurance operations, Associate National Director of insurance operations, Co-Chairman of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and has served on the audit, trust and compliance committees of StoneMor Partners LP since August 2005. Until its sale in January 2007, he was a director and chair of the audit committee of Open Solutions, Inc. Until March 2004, he was a director and chaired the audit committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations.

Juan N. Cento, Director. Mr. Cento, age 55, was elected to our Board of Directors in May 2006. Mr. Cento is the President of the Latin America & Caribbean Division of FedEx Express, headquartered in Miami. Mr. Cento has more than 28 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. Between 2002 and 2004, he served as Chairman of the Board for the International Kids Fund. Mr. Cento also sits on the Board of Directors of the Jay Malina International Trade Consortium of Miami-Dade County and the Beacon Council (Florida’s Economic Development Agency). He is a member of the University of Miami International Advisory Board, and is part of the Board of Trustees for the Free Trade Area of The Americas (FTAA). Additionally, Mr. Cento was

President of the Board of Directors for CLADEC (Latin American Conference of Express Companies) during the 2002-2004 term.

Allen R. Freedman, Director. Mr. Freedman, age 67, has been a member of our Board of Directors since its inception in 1979. Mr. Freedman is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Freedman is currently the owner and principal of arfreedman&co, a corporate strategy development firm and is the former Chairman and Chief Executive Officer of the Company, where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became the Company’s President and first employee, initiating the Company’s initial strategy and orchestrating its growth over the next 21 years. Beginning in 1978, he initiated and supervised most aspects of Assurant’s U.S. operations. Since his retirement as Chairman and Chief Executive Officer of the Company, he has served as a Director of StoneMor Partners LP (formerly Cornerstone Family Services) and as Chairman of its audit committee and a member of its investment committee. Until January 2007, he also served as Chairman of the Board of Directors of Indus International, Inc. Mr. Freedman is a member of the Board of Directors of Loring Ward International Ltd., a Canadian company and chairs its compensation committee. He also serves on the Board of Directors of the Association of Audit Committee Members, Inc.

Vote Required; Board Recommendation

According to our Bylaws, the affirmative vote by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.

The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2010 Annual Meeting or until their successors are elected and have qualified. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2007. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider their appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2007. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these future filings.

OTHER MATTERS

The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him or her in accordance with his or her best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2006 Annual Report to Stockholders containing the audited consolidated financial statements of Assurant for the year ended December 31, 2006, including the Annual Report on Form 10-K for the year ended December 31, 2006, accompanies this proxy statement.

Stockholders may obtain, without charge, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. Copies of our Annual Report on Form 10-K are also available, without charge, from our Investor Relations website at http://ir.assurant.com or by dialing 866.888.4219. A list of exhibits is included in the accompanying Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and presented at the 2008 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York, not later than December 28, 2007 to be considered for inclusion in our proxy materials for that meeting.

Stockholders intending to present business at our 2008 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 18, 2008 and no later than February 17, 2008. If the notice is received before January 18, 2008 or after February 17, 2008, it will be considered untimely and the proxies granted in connection with the 2008 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors

Katherine Greenzang
Senior Vice President, General Counsel and Secretary

Dated: April 12, 2007

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS ☐	☐	ITEM 2. APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		☐	☐	☐
Nominees:
01 Michel Baise
02 Howard L. Carver
03 Juan N. Cento
04 Allen R. Freedman
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
		I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

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Internet and telephone voting is available through 11:59 PM Eastern Time

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as if you marked, signed and returned your proxy card.

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To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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PROXY ASSURANT, INC. Annual Meeting of Stockholders – May 17, 2007 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASSURANT, INC.

The undersigned hereby appoints Robert B. Pollock and Lesley G. Silvester, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Assurant, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Assurant, Inc. to be held on May 17, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù  FOLD AND DETACH HERE  Ù

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